EXHIBIT 4.22

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

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PFSI ISSUER TRUST - FMSR,

as Issuer

Citibank, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

PENNYMAC LOAN SERVICES, LLC,

as Servicer and Administrator

and

ATLAS SECURITIZED PRODUCTS, L.P,

as Administrative Agent

________

AMENDMENT NO. 1
Dated as of November 21, 2025

to the

Base Indenture
Dated as of April 28, 2021

===================================

This Amendment No. 1 (this “Amendment”) to the Existing Base Indenture (as defined below) is entered into as of November 21, 2025 (the “Amendment Date”), by and among PFSI ISSUER TRUST - FMSR, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), CITIBANK, N.A., a national banking association (“Citibank”), as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), and ATLAS SECURITIZED PRODUCTS, L.P., a Delaware limited liability company (“ASP”), as an administrative agent (the “ASP Administrative Agent”), and consented and agreed to by GOLDMAN SACHS BANK USA, a bank organized under the laws of the State of New York (“Goldman”), as an administrative agent (the “GS Administrative Agent” and, collectively with the ASP Administrative Agent, the “Administrative Agents”), Atlas Securitized Products Funding 2, L.P., as a buyer (the “Atlas Buyer”) under the Series 2021-MSRVF1 Repurchase Agreement, dated as of April 28, 2021, as amended by Amendment No. 1 thereto, dated as of September 8, 2021, Amendment No. 2 thereto, dated as of December 29, 2021, Amendment No. 3 thereto, dated as of March 16, 2023, Amendment No. 4 thereto, dated as of June 27, 2023, Amendment No. 5 thereto, dated as of June 28, 2024, Amendment No. 6 thereto, dated as of June 28, 2024, and Amendment No. 7 thereto, dated as of October 28, 2024, by and among the ASP Administrative Agent, PLS, and the buyers from time to time party thereto (the “Series 2021-MSRVF1 Repurchase Agreement”) and Goldman, as a buyer under the Series 2024-MSRVF1 Repurchase Agreement (the “GS Buyer”), dated as of October 28, 2024, by and among the GS Administrative Agent, GS Buyer, PLS FMSR VFN Funding LLC, as seller and PLS, as parent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the ASP Administrative Agent are parties to that certain Base Indenture, dated as of April 28, 2021 (the “Existing Base Indenture” and, as amended by this Amendment and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”);

WHEREAS, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the ASP Administrative Agent have agreed, subject to the terms and conditions of this Amendment, that the Existing Base Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Base Indenture;

WHEREAS, pursuant to Section 12.2 of the Existing Base Indenture, with prior notice to each Note Rating Agency and the consent of the Majority Noteholders of each Series materially and adversely affected by such amendment, by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the ASP Administrative Agent,

upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may enter into an amendment of the Existing Base Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Existing Base Indenture of modifying in any manner the rights of the Noteholders of the Notes of each such Series or Class under the Existing Base Indenture.

WHEREAS, pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall also deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment to the Existing Base Indenture is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”), and pursuant to Section 1.3 of the Existing Base Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Existing Base Indenture relating to the proposed action have been complied with and (2) except as provided below, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; and

WHEREAS, pursuant to Section 11.1 of the Trust Agreement, prior to the execution of any amendment to any Transaction Documents to which the Trust is a party, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met.

NOW THEREFORE, in consideration of the premises and mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the ASP Administrative Agent hereby agree as follows:

SECTION 1.  Amendments to the Existing Base Indenture.  Effective as of the date hereof, the Existing Base Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A to this Amendment.

SECTION 2.  Conformed Copy. The parties hereto acknowledge and agree that Exhibit A hereto constitutes the full amended text of the Base Indenture as of the Amendment Date.

SECTION 3.Consent.  Each of the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer, the ASP Administrative Agent, the GS Administrative Agent, the Atlas Buyer and the GS Buyer hereby consents to this Amendment.

SECTION 4.Authorization and Direction.  The Indenture Trustee is hereby authorized and directed to execute this Amendment.

SECTION 5.  Conditions to Effectiveness of this Amendment.  This Amendment shall become effective upon the latest to occur of the following:

(a)the execution and delivery of this Amendment by all parties hereto;
(b)prior notice to each Note Rating Agency that is presently rating any Outstanding Notes;
(c)the delivery of an Authorization Opinion;
(d)the delivery of an Issuer Tax Opinion;
(e)the Issuer shall have furnished to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Existing Base Indenture relating to the proposed action have been complied with and (2) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; and
(f)the delivery of an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met;

SECTION 6.  No Default; Representations and Warranties.  PLS and the Issuer each hereby represents and warrants to the Indenture Trustee and the ASP Administrative Agent that as of the date hereof it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed and remains bound by the terms thereof, and that no Event of Default has occurred or is continuing on the date hereof, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 7. Single Agreement.  Except as expressly amended and modified by this Amendment, all of the terms and conditions of the Existing Base Indenture remain in full force and effect and are hereby reaffirmed.

SECTION 8. Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 9.  Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.  GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE STATUTES OF LIMITATIONS AND OTHER PROCEDURAL LAWS THEREOF, WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL

APPLY) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

SECTION 12. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely in its capacity as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant or obligation of the Issuer, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has not made and will not make any investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment or any related document delivered pursuant hereto and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer, or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer or by WSFS as Owner Trustee on behalf of the Issuer under this Amendment or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

PFSI ISSUER TRUST - FMSR, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By: /s/ Mark H. Brzoska

Name:  Mark H. Brzoska

Title:    Vice President

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:   /s/ Valerie Delgado

Name:  Valerie Delgado

Title:    Senior Trust Officer

PENNYMAC LOAN SERVICES, LLC,

as Servicer and as Administrator

By:   /s/ Joshua Smith

Name:   Joshua Smith

Title: Senior Managing Director and Treasurer

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:  /s/ Dominic Obaditch

Name: Dominic Obaditch

Title:   Managing Director

Consented and Agreed to By:

GOldman Sachs Bank usa, as Administrative Agent

By: /s/ Oscar Paulin

Name: Oscar Paulin

Title: Authorized Signatory

Consented and Agreed to By:

ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as a Buyer

By: AASP Management, LP, its investment manager

By:  /s/ William B. Kuesel

Name: William B. Kuesel

Title:   Vice President and AGM General

Counsel, Americas

Consented and Agreed to By:

GOLDMAN SACHS BANK USA, as a Buyer

By:  /s/ Oscar Paulin

Name: Oscar Paulin

Title:    Authorized Signatory

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

APPENDIX A

DEFINED TERMS

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, (i) those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (ii) those practices required from time to time by Fannie Mae.

“Account Bank” means Bank of America, N.A., and any successor thereto in such capacity.

“Acknowledgment Agreement” means collectively, (i) the Amended and Restated Acknowledgment Agreement, dated as of November 21, 2025, by and among Fannie Mae, PLS, the Guarantor and the Indenture Trustee, and (ii) the Subordination of Interest Agreement.

“Acquired MSRs” means MSRs related to previously issued Fannie Mae MBS that the Servicer acquired, provided that Fannie Mae has provided its approval of the related Request for Approval of Transfer.

“Act” when used with respect to any Noteholder, has the meaning set forth in Section 1.5 of the Base Indenture.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its

Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Action” when used with respect to any Noteholder, has the meaning set forth in Section 1.5 of the Base Indenture.

“Activation Notice” has the meaning set forth in the Dedicated Account Control Agreement.

“Additional Note Payment” means, for each Series of Notes, the meaning as specified in the related Indenture Supplement, if specified therein.

“Adjusted Termination Fee” means, if Fannie Mae terminates the Servicer’s contractual right to service without cause, the positive difference (if any) of (i) the termination fee calculated in accordance with the Fannie Mae Servicing Guide minus (ii) (A) the Gross Proceeds, or (B) the Appraised Market Value, whichever is applicable.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, by and between the Issuer and the Administrator.

“Administrative Agent” means (i) initially, ASP or any Affiliate of the foregoing or any successor or assignee thereto in respect of the Series of Notes for which it is designated as an Administrative Agent therefor in the related Indenture Supplement, and (ii) in respect of any Series, the Person(s) specified in the related Indenture Supplement.  Unless the context indicates otherwise in any Indenture Supplement for such Indenture Supplement, each reference to the “Administrative Agent” herein or in any other Transaction Document shall be deemed to constitute a collective reference to each Person that is an Administrative Agent; provided that unless the context indicates herein or in any Indenture Supplement that an act relates solely to an individual Series or Note, any action to be taken by the Administrative Agent shall require the unanimous consent of all Administrative Agents; provided further that any action to be taken by the Administrative Agent solely with respect to an individual Series or Note shall require the consent of only the Administrative Agent specified in the related Indenture Supplement or Note, as applicable.  If (x) any Person that is an Administrative Agent resigns as an Administrative Agent in respect of all Series for which it was designated as the Administrative Agent or (y) all of the Notes in respect of each Series for which any Person was designated as the Administrative Agent are repaid or redeemed in full, such Person shall cease to be an “Administrative Agent” for purposes hereof and each other Transaction Document.

“Administrative Expenses” means any amounts due from or accrued for the account of the Issuer with respect to any period for any administrative expenses incurred by the Issuer, including (i) to any accountants, agents, counsel and other advisors of the Issuer (other than the Owner Trustee) for reasonable and customary fees and expenses; (ii) to any other person in respect of any governmental fee, charge or tax; (iii) to any other Person (other than the Owner Trustee) in respect of any other fees or expenses permitted under this Base Indenture (including indemnities) and the documents delivered pursuant to or in connection with this Base Indenture and the Notes; (iv) any and all fees and expenses of the Issuer incurred in connection with its entry into and the performance of its obligations under any of the agreements contemplated by this Base Indenture;

(v) the orderly winding up of the Issuer following the cessation of the transactions contemplated by this Base Indenture; and (vi) any and all other reasonable and customary fees and expenses incurred by the Issuer in connection with the transactions contemplated by this Base Indenture, but not in duplication of any amounts specifically provided for in respect of the Indenture Trustee, the Owner Trustee, the Administrator or any VFN Noteholder.

“Administrator” means PLS, in its capacity as the Administrator on behalf of the Issuer, and any successor to PLS in such capacity.

“Administrator’s Calculation Report” has the meaning set forth in Section 3.1(a) of the Base Indenture.

“Advance Rate” means, with respect to any Series of Notes, and for any Class within such Series, if applicable, the percentage specified as its “Advance Rate” in the Indenture Supplement for such Series.

“Advance Rate Trigger Event” means the occurrence of an Advance Rate Trigger 1 Event or an Advance Trigger 2 Event.

“Advance Rate Trigger 1 Event” means the occurrence of any of the following:

(i)the Servicer SDQ Rate exceeds [****]% over three (3) consecutive months in a quarter;

(ii)Net Earnings are negative for two (2) consecutive calendar quarters; or

(iii)a decline in the Lender Adjusted Net Worth of [**]% over a single quarter.

“Advance Rate Trigger 2 Event” means the occurrence of any of the following:

(i)the Servicer SDQ Rate exceeds [****]% over three (3) consecutive months in a quarter;

(ii)Net Earnings are negative for four (4) consecutive quarters and there is a decline in the Lender Adjusted Net Worth of [**]% or more during the same period;

(iii)Fannie Mae issues a PIP and the PIP is not remedied within six (6) months; or

(iv)a decline in the Lender Adjusted Net Worth of [**]% over two (2) consecutive quarters.

“Advance Reimbursement Amount” means any amount which the Servicer collects on a Mortgage Loan, withdraws from a custodial account or receives from any successor servicer or Fannie Mae pursuant to the Fannie Mae Guide, as reimbursement for advances in its capacity as Servicer with respect to Fannie Mae MBS.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of the Secured Parties or assigned to the Secured Parties by (i) this Base Indenture, (ii) the PC Repurchase Agreement or (iii) any other Transaction Document, (B) the rights of Fannie Mae under the Fannie Mae Lender Contract) or (C) the Owner Trustee Lien.

“Adverse Effect” when used in this Base Indenture with respect to any Series or Class of Notes and any event, means that such event is reasonably likely, at the time of its occurrence, to (i) result in the occurrence of an Event of Default relating to such Series or Class of Notes, (ii) materially adversely affect (A) the amount of funds available to be paid to the Noteholders of such Series or Class of Notes pursuant to this Base Indenture, (B) the timing of such payments or (C) the rights or interests of the Noteholders of such Series or Class, (iii) materially adversely affect the Security Interest of the Indenture Trustee for the benefit of the Secured Parties in the Collateral unless otherwise permitted by this Base Indenture, or (iv) materially adversely affect the collectability of the Collateral.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, however, that in respect of PLS or Guarantor, the term “Affiliate” shall include only Guarantor and its wholly owned subsidiaries.

“Ancillary Income” means all income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which the Servicer or any Subservicer, as the servicer or subservicer of the Mortgage Loan, is entitled in accordance with the Lender Contract, including, (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts or other receipts on or with respect to such Mortgage Loan (subject to Applicable Law and the Lender Contract), (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable by the mortgagor under Applicable Law or pursuant to the terms of the related Mortgage Note, and (iii) if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, any incentive fees payable by FHA under the applicable FHA Mortgage Insurance Contract, by USDA under the USDA Loan Guarantee Document, or by VA under the applicable VA Loan Guaranty Agreement, as applicable, to the Servicer or any Subservicer, as servicer or subservicer of the Mortgage Loans, including incentive amounts payable in connection with Mortgage Loan modifications and other loss mitigation activities.

“Applicable Law” has the meaning set forth in Section 4.1 of the Base Indenture.

“Applicable Rating” means, for each Class of Notes, the rating(s) specified as such for such Class in the related Indenture Supplement, if applicable.  Only those rating(s) specified for any Class of Notes that are made at the request of Issuer shall be applicable for purposes of this Base Indenture.

“Appraised Market Value” means, for any MSR, the appraised market value established in accordance with the Fannie Mae Servicing Guide.

“ASP” has the meaning set forth in the Preamble of the Base Indenture.

“Asset” means (a) the Participation Certificates and (b) the related MSRs, in each case, sold or pledged to secure the Obligations under the PC Repurchase Agreement.

“Asset Base” means for any date of determination, the product of (1) the Purchase Price Percentage and (2) the then-current Market Value.

“Asset File” means the documents described in Section 2.2 of the Base Indenture pertaining to a particular Participation Certificate.

“Asset Schedule” means a schedule, in the form attached to the PC Repurchase Agreement, listing as of the date of such schedule the applicable Participation Certificate and the applicable Participation Agreement, as such schedule shall be updated from time to time in accordance with Section 2.02 of the PC Repurchase Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 11.12 of the Base Indenture.

“Authorized Signatory” means, with respect to any entity, each Person duly authorized to act as a signatory of such entity at the time such Person signs on behalf of such entity.

“Available Amount” means the sum of (a) either (1) if Fannie Mae chooses to market the New Servicing Rights, the Gross Proceeds, or (2) if Fannie Mae chooses to keep the Servicing Rights, the Appraised Market Value, plus, if applicable, (b) the Adjusted Termination Fee (if any).

“Available Funds” means, with respect to:

(i) any Interim Payment Date, (A) all Collections on the Participation Certificates, the Eligible Securities or the Pledged Margin Securities received during the related Collection Period and on deposit in the Collection and Funding Account, plus (B) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Interim Payment Date (including any cash amounts that are on deposit in the Collection and Funding Account which the Administrator has instructed the Indenture Trustee to apply in accordance with Section 4.4.(a)(iii) of the Base Indenture); and

(ii)any Payment Date, (A) all Collections on the Participation Certificates, the Eligible Securities or the Pledged Margin Securities received during the related Collection Period and on deposit in the Collection and Funding Account, plus (B) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, plus (C) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Payment Date (including any cash amounts that are on deposit in the

Collection and Funding Account which the Administrator has instructed the Indenture Trustee to apply in accordance with Section 4.5(a)(1)(ix) of the Base Indenture) plus (D) any amounts released from the Series Reserve Account under the related VFN Indenture Supplement (if applicable).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq.

“Base Indenture” means the Base Indenture, dated April 28, 2021, among the Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PLS, as Administrator and as Servicer and the Administrative Agent, including the schedules and exhibits thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Base Servicing Fee” shall have the meaning set forth in the Retained Spread Participation Agreement.

“Base Servicing Fee Rate” means, for the Retained MSR Excess Spread Participation Certificate, the “Base Servicing Fee Rate” set forth as such in the Retained Spread Participation Agreement.  For any other Participation Certificate, as set forth in the related Participation Agreement.

“Benefit Plan Investor” has the meaning set forth in Section 3.9(b) of the Trust Agreement.

“Book-Entry Notes” means a note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be “Book-Entry Notes”.

“Borrowing Base” means, as of any date of determination, an amount equal to the aggregate Collateral Value (as calculated using clause (b) of the definition of Market Value Percentage) of the Portfolio.

“Borrowing Base Deficiency” means the positive difference, if any, of:

(i) the aggregate VFN Principal Balances of all Outstanding Series of VFNs; and

(ii) the sum of:

(a)the product of: (1) (A) the more recent of the Borrowing Base on the Borrowing Base Determination Date preceding such date of determination, or the Interim Borrowing Base on the Interim Borrowing Base Determination Date preceding such date of determination minus (B) the aggregate of the Term Note Series Invested Amounts; provided, however, that to the extent the amount set forth in subclause (A) is less than the amount set forth in subclause (B), a Borrowing

Base Deficiency shall exist, and (2) the Weighted Average Advance Rate in respect of all Outstanding Series of VFNs; and

(b) the Market Value of any Eligible Securities that have been transferred and delivered to the Issuer pursuant to the PC Repurchase Agreement prior to the Payment Date or Interim Borrowing Base Payment Date, as applicable; provided, however, that aggregate Market Value of all Eligible Securities and all Pledged Margin Securities, together, cannot exceed an amount equal to 15% of the Borrowing Base as of such date of determination; provided, further, that any Eligible Security shall only be included for purposes of determining the Borrowing Base Deficiency for a maximum of three (3) consecutive months;

(c) any cash amounts that are on deposit in the Collection and Funding Account that were deposited by the Administrator prior to the Payment Date or Interim Borrowing Base Payment Date, as applicable, which the Administrator has instructed the Indenture Trustee to reserve in the Collection and Funding Account pursuant to Sections 4.4(a)(iii) and Section 4.5(a)(1)(vii) of the Base Indenture; and

(d) the Market Value of any Pledged Margin Securities that have been pledged to the Issuer pursuant to the PC Repurchase Agreement prior to the Payment Date or Interim Borrowing Base Payment Date, as applicable; provided, however, that aggregate Market Value of all Pledged Margin Securities and all Eligible Securities, together, cannot exceed an amount equal to 15% of the Borrowing Base as of such date of determination; provided, further, that any Pledged Margin Securities shall only be included for purposes of determining the Borrowing Base Deficiency for a maximum of three (3) consecutive months.

“Borrowing Base Determination Date” means, with respect to any Payment Date, the Business Day of the month of such Payment Date on which the MSR Valuation Agent performs its Market Value Report based on the information contained in the MSR Monthly Report.

“Borrowing Capacities” means, for any Outstanding Series of VFNs on any date, the difference between (i) the related Maximum VFN Principal Balance on such date and (ii) the related VFN Principal Balance on such date.

“Business Day” means, for any Class of Notes, any day other than (i) a Saturday or Sunday or (ii) any other day on which (x) national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas, the State of Delaware or the city and state where the Corporate Trust Office is located or (y) the Federal Reserve Bank of New York are authorized or obligated by law, executive order or governmental decree to be closed; provided that, when used in the context of a Payment Date, Business Day means any day other than a (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Buyer Parties” means any or all of the VFN Repo Buyer, the Administrative Agent, the Indenture Trustee, the Owner Trustee and any other parties acting on behalf of the Issuer.

“Calculation Agent” means the same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as calculation agent pursuant to the terms of this Base Indenture.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the PC Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020.

“Cash Equivalents” has the meaning set forth in Section 1 of the PC Repo Pricing Side Letter.

“Cash Proceeds” means, to the extent applicable, the cash proceeds received in connection with a Permitted Disposition.

“Certificate of Authentication” means the certificate of the Indenture Trustee or the alternative certificate of the Authenticating Agent, substantially in the form attached to the Base Indenture in Exhibit D.

“Certificate of Trust” means the Certificate of Trust filed for the Trust on February 3, 2021, pursuant to the Original Trust Agreement and Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.3 of the Trust Agreement.

“Certificateholder” has the meaning set forth in the Trust Agreement.

“Change in Control” means:

(i)any transaction or event as a result of which Guarantor ceases to own, beneficially or of record, through one of its wholly-owned Subsidiaries, more than 50% of the stock of PLS, except with respect to an initial public offering of PLS’s common stock on a U.S. national securities exchange;
(ii)the sale, transfer, or other disposition of all or substantially all of PLS’s assets (excluding any such action taken in connection with any securitization transaction); or
(iii)the consummation of a merger or consolidation of PLS with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of PLS immediately prior to such merger, consolidation or other reorganization.

“Citibank” means Citibank, N.A. and any successor or assign thereto.

“Class” means, with respect to any Notes, the class designation assigned to such Note in the related Indenture Supplement.  A Series issued in one class, with no class designation in the related Indenture Supplement, may be referred to herein as a “Class”.

“Class Invested Amount” means, as of any date of determination:

(i)for any Class of a Series of Variable Funding Notes, an amount equal to: (a) the sum of (1) the outstanding Note Balance of such Class (as reduced by (A) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, and (B) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable), plus (2) the aggregate outstanding Note Balances of all Classes of Variable Funding Notes within the same Series of Variable Funding Notes that are senior to or pari passu with such Class on such date and not otherwise captured in clause (1), divided by (b) the highest Advance Rate in respect of such Class of Variable Funding Notes; and

(ii)for any Class of a Series of Term Notes, an amount equal to: (a) the sum of (1) the outstanding the Note Balance of such Class (as reduced by (A) the Scheduled Principal Payment Amount actually paid on such Class on such Payment Date, if applicable, and (B) the Early Amortization Event Payment Amount actually paid on such Class on such Payment Date, if applicable), plus (2) the aggregate outstanding Note Balances of all Classes of Term Notes within the same Series of Term Notes that are senior to or pari passu with such Class on such date and not otherwise captured in clause (1), divided by (b) the highest Advance Rate in respect of such Class of Term Notes.

“Clearing Corporation” has the meaning set forth in Section 8-102(a)(5) of the UCC.

“Clearstream” means Clearstream Banking, S.A., and any successor thereto.

“Closing Date” means April 28, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Granting Clause of the Base Indenture.

“Collateral Value” means, as of the applicable Determination Date, the difference between (i) the sum of (x) the product of (A) the related Market Value Percentage and (B) the aggregate unpaid principal balance of the Mortgage Loans, and (y) any Cash Proceeds (including all or any portion of any Cash Proceeds with respect to any Permitted Disposition to the extent required to be deposited into the Collection and Funding Account pursuant to the Base Indenture); and (ii) the Covered MSR Stop-Loss Cap; provided, however, that the unpaid principal balance of any Mortgage Loans being serviced by an Interim Servicer shall be eligible to be included in the calculation of “Collateral Value” (i) for a period of time no longer than one hundred and twenty (120) days, and (ii) the aggregate unpaid principal balance of the Mortgage Loans serviced by an Interim Servicer may not exceed 10% of aggregate unpaid principal balance of all Subject Mortgages, unless, in either case, consented to by the Administrative Agent.

“Collection and Funding Account” means the non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Sections 4.1 and 4.7 of the Base Indenture and entitled “Citibank, N.A., as Indenture Trustee for the PFSI ISSUER TRUST – FMSR Collateralized Notes, Collection and Funding Account” or such of the foregoing that can be reflected on the account systems of the institution maintaining such account.

“Collection Period” means, (i) for the first Interim Payment Date or Payment Date, the period beginning on the Cut-off Date and ending at the end of the day before the Determination Date for such Interim Payment Date or Payment Date, and (ii) for each subsequent Interim Payment Date or Payment Date, the period beginning at the opening of business on the most recent preceding Determination Date and ending as of the close of business on the day before the Determination Date for such Interim Payment Date or Payment Date.

“Collection Policy” means PLS’s policies regarding Collections and remittance in accordance with the provisions of the PC Repurchase Agreement and the Servicing Contracts and shall include the charging and collection of fees for servicing functions, including, without limitation, the charging of late fees, assumption fees, modification fees and other clerical or administrative fees in the ordinary course of servicing.

“Collections” means (i) any amounts received by PLS relating to the Participation Certificates, including, any amounts received by PLS and payable to the Issuer under the PC Repurchase Agreement or the PC Repo Guaranty, (ii) any amounts received by the Indenture Trustee relating to the Eligible Securities and (iii) Cash Proceeds (including all or any portion of any Cash Proceeds with respect to any Permitted Disposition to the extent required to be deposited into the Collection and Funding Account pursuant to the Base Indenture); provided, however, that Collections shall not include amounts related to the Base Servicing Fee, Ancillary Income or the Advance Reimbursement Amounts.

“Collections Cap VFN” means a Series or Class of VFNs, for which the related Indenture Supplement (or, in the case of a Series or Class of Retained Notes, the related financing agreement) limits the aggregate amount of Collections that can be used to pay down the related VFN Principal Balance (or, in the case of Retained Notes, the related Purchase Price as defined in the related financing agreement) to no more than 10% of the aggregate VFN Principal Balance or Purchase Price, respectively, of such Series or Class of VFN.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the obligations of the Issuer, as Repo Buyer, under the PC Repurchase Agreement shall have terminated pursuant to the terms thereof.

“Confidential Information” has the meaning set forth in Section 10.10(b) of the PC Repurchase Agreement.

“Consideration” means, (a) in the context of delivery thereof by the Issuer, as Repo Buyer, any or all of (i) the Owner Trust Certificate, including increases in the value thereof pursuant to Sections 4.4(b) or 4.5(e) of the Base Indenture, (ii) one or more Variable Funding Notes and (iii) cash, and (b) in the context of delivery thereof by PLS, as Repo Seller, in satisfaction of a Margin Deficit, any or all of (i) a reduction in the value of the Owner Trust Certificate pursuant to the terms of the PC Repurchase Agreement and (ii) any Margin Call Payment.

“Control,” “Controlling” or “Controlled” means possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Trust Office” means, for each Series of Notes, as specified in the related Indenture Supplement.

“Covered MSR Stop-Loss Cap” is an amount equal to the product of the SDQ Reference Amount attributable to Servicer’s Fannie Mae Portfolio and the Stop-Loss Cap, other than any mortgage loans related to any mortgage servicing rights that have been pledged to an Other Facility.

“Cumulative Default Supplemental Fee Shortfall Amount” means, for each Payment Date and each Class of Notes, any portion of the Default Supplemental Fee or Cumulative Default Supplemental Fee Shortfall Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate, plus the Default Supplemental Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

“Cumulative Interest Shortfall Amount” means, for each Payment Date and each Class of Notes, any portion of the Interest Payment Amount (calculated under clause (i) or clause (ii)(1), as applicable, of the definition thereof, if applicable) for that Class for all previous Payment Dates that has not been paid if any, plus accrued and unpaid interest at the applicable Note Interest Rate plus the Cumulative Interest Shortfall Amount Rate on each such shortfall from the Payment Date on which such shortfall first occurred to but excluding the current Payment Date.

“Cumulative Interest Shortfall Amount Rate” has the meaning set forth in the related Indenture Supplement.

“Cumulative Step-Up Fee Shortfall Amount” means, for each Payment Date and each Class of Notes, any portion of the Step-Up Fee or Cumulative Step-Up Fee Shortfall Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate and plus the Step-Up Fee Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

“Current Amounts Due” means the sum of: (A) all reasonable internal costs and actual expenses related to the following actions (if taken): (1) the determination of the Appraised Market Value; (2) stabilizing the servicing of the Subject Mortgages; (3) the sale and transfer of the Servicing Rights; and (4) any action brought by Fannie Mae before a court of its choice for leave to interplead any Distributable Funds; and (B) all actual amounts due under the Fannie Mae Lender Contract to Fannie Mae on the Servicer’s Fannie Mae Portfolio because of any of the following up to and including the date Fannie Mae terminates the Servicing Rights: (1) any breach of selling representations, warranties or covenants made or assumed by the Servicer; (2) any breach of any servicing obligations by the Servicer; (3) any actual unperformed obligations under the regular servicing option or other recourse agreements; and (4) any other obligations the Servicer currently owes to Fannie Mae. If the Subject Mortgages make up less than the Servicer’s Fannie Mae Portfolio, the costs and expenses referred to in clause (A) above include all sums related to the Servicer’s Fannie Mae Portfolio through the end of the 24-month period following the date, if any, Fannie Mae terminates the Servicing Rights.

“Custodian” has the meaning set forth in Section 2.3 of the Base Indenture.

“Cut-off Date” means the Closing Date.

“Dedicated Account” means the demand deposit account identified as number 1291480489, and named “PennyMac Loan Services, LLC, in trust for PFSI ISSUER TRUST – FMSR – Dedicated Account”, which account has been established by PLS, the Indenture Trustee, as secured party, the Issuer, the Guarantor and the Account Bank for the benefit of the Indenture Trustee at the Account Bank.

“Dedicated Account Control Agreement” means, the Deposit Account Control Agreement, dated as of April 28, 2021, among PLS, the Issuer, the Indenture Trustee, the Guarantor and the Account Bank, pursuant to which to the Dedicated Account is established, as may be amended, restated, supplemented or otherwise modified from time to time.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Period” means the period of time that begins upon the occurrence of an Event of Default and ends on the earlier to occur of (i) the date on which the Event of Default has been waived or cured pursuant to the terms of the Base Indenture or (ii) the date on which all Classes or Series of Notes not waiving such Event of Default are paid or redeemed in full in accordance with the terms of the Base Indenture.

“Default Supplemental Fee” has the meaning set forth in the related Indenture Supplement, if applicable.

“Default Supplemental Fee Rate” has the meaning set forth in the related Indenture Supplement, if applicable.

“Definitive Note” means a Note issued in definitive, fully registered form evidenced by a physical Note, substantially in the form of one or more of the Definitive Notes attached as Exhibit A-2 and Exhibit A-4 to the Base Indenture.

“Depository” means initially, The Depository Trust Company, the nominee of which is Cede & Co., and any permitted successor depository.  The Depository shall at all times be a Clearing Corporation.

“Depository Agreement” means, for any Series or Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Depository, dated as of the related Issuance Date, relating to such Notes.

“Depository Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date” means, in respect of any Payment Date or Interim Payment Date, three (3) Business Days before such Payment Date or Interim Payment Date.

“Determination Date Report” means a report delivered by the Administrator as described in Section 3.2(a) of the Base Indenture, which shall be delivered in the form of one or more electronic files.

“Disposition Management Agreement” means the Disposition Management Agreement, dated as of April 28, 2021, among the Disposition Manager, the Indenture Trustee, PLS and the Administrative Agent.

“Disposition Manager” means Pentalpha Surveillance LLC, or any successor thereto.

“Disposition Manager Fee” shall have the meaning set forth in the Disposition Management Agreement.

“Distributable Funds” means an amount equal to the Available Amount less the Minimum Reserve Amount.

“Distribution Compliance Period” means, in respect of any Regulation S Global Note or Regulation S Definitive Note, the forty (40) consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the 1933 Act) pursuant to Regulation S and (b) the Issuance Date for such Notes.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“DTC” has the meaning set forth in Section 5.4(a) of the Base Indenture.

“Early Amortization Event” means the occurrence of any of the following events:

(i)the unpaid principal balance of the Portfolio is less than $[*************];

(ii)the Servicer SDQ Rate exceeds [****]%;

(iii)the Market Value of a base fee equal to [****] basis points, inclusive of Ancillary Income and servicing costs, is less than $[**********];

(iv)claims by Fannie Mae relating to breaches of representations and warranties for the underlying mortgage loans in Servicer’s Fannie Mae Portfolio that remain unresolved following sixty (60) days from the date the related cure and rebuttal periods permitted under the Fannie Mae Guide have been exhausted, and the related compensatory fees and principal balance of mortgage loans for such unresolved claims exceed [*****]% of the unpaid principal balance of such mortgage loans in Servicer’s Fannie Mae Portfolio as of the end of any calendar month; provided, however that once PLS and Fannie Mae have agreed to an indemnification such indemnification shall be deemed to be a resolved claim and therefore not part of the foregoing calculation; or

(v)notice by Fannie Mae of a material breach by the Servicer of the Fannie Mae Lender Contract which remains uncured for ninety (90) days.

“Early Amortization Event Payment Amount” has the meaning set forth in the related Indenture Supplement.

“Early Amortization Period” means, for all Series of Notes, the period that begins upon the occurrence of an Early Amortization Event and ends on the date when the Early Amortization Event is no longer in effect, pursuant to the requirements set forth in Section 4.12 of the Base Indenture.

“Eligible Account” means an account or accounts maintained with an insured depository institution that meets the rating requirements adopted by Fannie Mae and set forth in the Fannie Mae Lender Contract.

“Eligible Asset” means any Asset:

(d)which relates to a Servicing Contract for Mortgage Loans in an Eligible Securitization Transaction in which PLS is acting in the capacity of servicer;
(e)which complies with all Applicable Laws and other legal requirements, whether federal, state or local;
(f)which provides for payment in Dollars;
(g)which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, or the financing thereof contemplated by the PC Repurchase Agreement unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;
(h)which is owned solely by PLS subject to the relevant Servicing Contract free and clear of all Liens other than Liens in favor of the Issuer, as Repo Buyer and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;
(i)in respect of which Asset Seller has complied in all material respects with the Collection Policy and the related Servicing Contract or Participation Agreement, as applicable;

(j)which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than Fannie Mae);
(k)in respect of which the information set forth in the Asset Schedule and the related Servicing Contract and, with respect to the Participation Certificates, the Participation Agreement, is true and correct in all material respects;
(l)in respect of which PLS has obtained from each Person that may have an interest in such Asset all acknowledgments or approvals, if any, that are necessary to pledge such Asset as contemplated by the PC Repurchase Agreement;
(m)(i) which complies with the representations and warranties set forth on Schedules 1-A and 1-B of the PC Repurchase Agreement, (ii) with respect to Eligible Securities complies with the representations and warranties to be agreed upon by the Repo Buyer, the Administrative Agent and the Repo Seller and to be set forth on Schedule 1-C to the PC Repurchase Agreement and (iii) with respect to Pledged Margin Securities, complies with the representations and warranties to be agreed upon by the Repo Buyer, the Administrative Agent and the Repo Seller and to be set forth on Schedule 1-D to the PC Repurchase Agreement;
(n)which with respect to any Asset that constitutes MSRs:
(1)constitutes an “account” or a “general intangible” as defined in the Uniform Commercial Code and is not evidenced by an “instrument,” as defined in the Uniform Commercial Code as so in effect;
(2)relates to an Eligible Securitization Transaction, where the related Participation Certificate is sold to the Issuer, as Repo Buyer, under the PC Repurchase Agreement;
(3)arose pursuant to a Servicing Contract that is in full force and effect and under which the Servicer has not been terminated; and
(4)the related Participation Certificate is an Eligible Asset the PC Repurchase Agreement; and
(o)which with respect to any Asset that constitutes a Participation Certificate:
(1)is intended to constitute a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;
(2)for which the related MSRs relate to an Eligible Securitization Transaction and have been pledged to the Issuer, as Repo Buyer, under the PC Repurchase Agreement;
(3)for which the Participation Certificate arose pursuant to a Participation Agreement that is in full force and effect; and
(4)for which the related MSRs are an Eligible Asset under the PC Repurchase Agreement;

in each case as of the related Purchase Date and as of each day that such Asset shall be subject to a Transaction under the PC Repurchase Agreement.

“Eligible Securities Account” means the non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Sections 4.1 and 4.7 of the Base Indenture and entitled “Citibank, N.A., as Indenture Trustee for the PFSI ISSUER TRUST – FMSR Collateralized Notes, Eligible Securities Account” or such of the foregoing that can be reflected on the account systems of the institution maintaining such account.

“Eligible Security” means any of the following obligations and securities: (i) (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; or (ii) mortgage backed securities issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, each of which shall be listed on Schedule 3 of the Base Indenture, which schedule may be maintained in electronic form.

“Eligible Securitization Transaction” means any Fannie Mae MBS which, as of the date of the related Transaction and as of each day that any Asset shall be subject to a Transaction under the PC Repurchase Agreement (unless expressly agreed upon in writing by the Issuer, as Repo Buyer, to the contrary) with respect to which the related Servicing Contract and is in full force and effect, at any time any Asset related to such Servicing Contract is subject to a Transaction, and under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event.”

“Eligible Servicer” means an approved Fannie Mae servicer that Fannie Mae determines in Fannie Mae’s reasonable discretion, (a) is able to service the Subject Mortgages in light of the needs and characteristics of the Subject Mortgages, (b) is able to perform all of its existing servicing obligations, and (c) is in compliance with the Fannie Mae Lender Contract.

“Eligible Subservicer” means an established mortgage servicer that (A)(i) has been a Fannie Mae approved issuer for at least two (2) years, (ii) services mortgage loans with an aggregate unpaid principal balance greater than or equal to $30,000,000,000 and (iii) has a servicer rating of at least “Average” by S&P, “SQ3” by Moody’s or “RPS3” by Fitch, and (B) is party to an Eligible Servicing Agreement.

“Eligible Subservicing Agreement” means a subservicing agreement (i) that has been approved in writing by Repo Buyer under the PC Repurchase Agreement, (ii) the subservicer of which is an Eligible Subservicer, and (iii) that has not been assigned or amended in any respect that is materially adverse to Noteholders with respect to the remittance of servicing fees or advance reimbursements without the prior written consent of Repo Buyer under the PC Repurchase Agreement.

“EO13224” has the meaning set forth in Section 3.18 of the PC Repurchase Agreement.

“Entitlement Order” has the meaning set forth in Section 8-102(a)(8) of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business that, together with PLS or the Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System, and any successor thereto.

“Event of Default” means (i) with respect to the Base Indenture, the meaning set forth in Section 8.1 of the Base Indenture and (ii) with respect to the PC Repurchase Agreement, the meaning set forth in Section 7.01 of the PC Repurchase Agreement.

“Excess Spread” means, for the Retained MSR Excess Spread Participation Certificate, “Retained MSR Excess Spread” as defined in the Retained Spread Participation Agreement.  For any other Participation Certificate, as set forth in the related Participation Agreement.

“Expense Limit” means, with respect to: (i) expenses and indemnification amounts (A) in any year, for the Owner Trustee, the Indenture Trustee (in all its capacities), the Administrative Agent (in all its capacities) and the MSR Valuation Agent, $[*******] (with $[*******] being reserved for the Indenture Trustee), (B) for any single Payment Date, for the Indenture Trustee only (in all its capacities) $[*****] and (C) for any single Payment Date, for the Owner Trustee only $[*******]; and (ii) Administrative Expenses, in any year, $[******]; provided, that the Expense Limit shall only apply to payments made pursuant to Sections 4.5(a)(1)(i) and (ii) of the Base Indenture; and provided, further, that any amounts in excess of the Expense Limit that have not been paid pursuant to Section 4.5 of the Base Indenture may be applied toward and subject to the Expense Limit for the subsequent year and may be paid in a subsequent year.

“Expense Reserve Account” means the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Sections 4.1 and 4.6 of the Base Indenture, and entitled “Citibank, N.A., as Indenture Trustee for the PFSI ISSUER TRUST – FMSR Collateralized Notes, Expense Reserve Account”.

“Expense Reserve Required Amount” means, with respect to any date of determination, $[*******] (with $[*******] being reserved for the Indenture Trustee).

“Expenses” means all present and future expenses reasonably incurred by or on behalf of the Issuer, as Repo Buyer, in connection with the negotiation, execution or enforcement or the ongoing operations relating to the PC Repurchase Agreement, the Indenture or any of the other Program Agreements, and Participation Agreements, and any amendment, supplement or other modification or waiver related thereto, whether incurred prior to or after the Closing Date, which expenses shall include any trustee or other service provider fees, indemnification payments, MSR transfer costs, the cost of title, lien, judgment and other record searches, reasonable attorneys’ fees, any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist, and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created by the PC Repurchase Agreement.

“Facility Entity” has the meaning set forth in Section 9.5(i) of the Base Indenture.

“Fannie Mae” means the Federal National Mortgage Association and any successor thereto.

“Fannie Mae Approvals” shall have the meaning set forth in Section 6.10 of the PC Repurchase Agreement.

“Fannie Mae Eligibility Requirements” has the meaning set forth in Section 3.2(b)(xii) of the Base Indenture.

“Fannie Mae Guide” means the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide.

“Fannie Mae Lender Contract” means collectively, the Mortgage Selling and Servicing Contract and all applicable Pool Purchase Contracts between Fannie Mae and the Servicer, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Servicer.

“Fannie Mae MBS” means an MBS issued by Fannie Mae, the issuance of which, and the servicing of such Fannie Mae eligible mortgage loans by PLS, being governed in all respects by the Fannie Mae Lender Contract, including such Fannie Mae eligible mortgage loans for which (i) PLS has submitted a fully completed Request for Approval for Transfer and consummated a purchase and sale transaction with an eligible Fannie Mae approved issuer to acquire MSRs, (ii) Fannie Mae has approved and consented to such acquisition of MSRs by PLS by delivering a consent notice to PLS in accordance with Chapter A2-7-3 of the Fannie Mae Servicing Guide, and (iii) PLS has started servicing the related MSRs and, either directly or through an Eligible Subservicer or an Interim Servicer, is collecting payments from the borrowers.

“Fannie Mae Requirements” includes the Fannie Mae Lender Contract (whether specific to PLS or of general application), in addition to the contracts (including any related guaranty agreement, master servicing agreement, master agreement for servicer’s principal and interest custodial account, master agreement for servicer’s escrow custodial account, master custodial agreement, schedule of subscribers and any other agreement or arrangement), and all applicable rules, regulations, communications, memoranda and other written directives, procedures, manuals, guidelines, including the Fannie Mae Eligibility Requirements, and any other information or material incorporated therein, defining the rights and obligations of Fannie Mae and Servicer, with respect to the Mortgage Loans.

“Fannie Mae Selling Guide” means the Fannie Mae Single Family Selling Guide.

“Fannie Mae Servicing Guide” means, the Fannie Mae Single Family Servicing Guide.

“FATCA” means sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“FCPA” has the meaning set forth in Section 10.1(h) of the Base Indenture.

“FCPA Entity” or “FCPA Entities” has the meaning set forth in Section 10.1(h) of the Base Indenture.

“FDIA” has the meaning set forth in Section 10.12(c) of the PC Repurchase Agreement.

“FDICIA” has the meaning set forth in Section 10.12(d) of the PC Repurchase Agreement.

“Fee Letter” means, for any Series, as defined in the related Indenture Supplement, if applicable.

“Fees” means, collectively, with respect to any Interest Accrual Period, the Indenture Trustee Fee, the Owner Trustee Fee, the Disposition Manager Fee and the MSR Valuation Agent Fee.

“FHA” means the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to PLS’s regulators.

“Final Payment Date” means, for any Class of Notes, the earliest of (i) the Stated Maturity Date for such Class, (ii) after the end of the related Revolving Period, the Payment Date on which the Note Balance of the Notes of such Class has been reduced to zero, and (iii) the Payment Date which follows the Payment Date on which all proceeds of the sale of the Trust Estate are distributed pursuant to Section 8.6 of the Base Indenture.

“Financial Asset” has the meaning set forth in Section 8-102(a)(9) of the UCC.

“Financial Statements” means the consolidated financial statements of the Guarantor and PLS prepared in accordance with GAAP for the year or other period then ended.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Full Amortization Period” means, for all Series of Notes, the period that begins upon the commencement of the Full Amortization Period pursuant to Section 4.12 of the Base Indenture and ends on the date on which the Notes of all Series are paid or redeemed in full.

“Funding Amount” means the amount of a funding proposed to be released or drawn on a VFN on any Funding Date, that does not cause a Borrowing Base Deficiency.

“Funding Certification” means a report delivered by the Administrator in respect of each Funding Date pursuant to Section 4.3(a) of the Base Indenture.

“Funding Conditions” means, with respect to any proposed Funding Date, the following conditions:

(i)no Borrowing Base Deficiency shall exist following the proposed funding (without giving effect to the Market Value of any Eligible Securities, Pledged Margin Securities or cash amounts on deposit in the Collection and Funding Account), and the Administrative Agent shall be satisfied in its sole discretion that it has a current accurate valuation of the Portfolio to support such determination;
(ii)no breach of representation, warranty or covenant of the Servicer, the Administrator or the Issuer, or with respect to the Participation Certificates, under the Base Indenture or under any Transaction Document, which could reasonably be expected to have a material Adverse Effect, shall exist;
(iii)solely with respect to any Funding Date which will be a VFN Draw Date, (A) (unless (and to the extent) each related VFN Noteholder and VFN Funding Source has agreed to waive this condition for purposes of fundings under its related Variable Funding Note), no Funding Interruption Event shall be continuing and (B) (unless (and to the extent) each related VFN Noteholder and VFN Funding Source have agreed to waive this condition for purposes of fundings under its related Variable Funding Note), no Event of Default shall have occurred and be continuing;
(iv)the Administrator shall have provided the Indenture Trustee, no later than 3:00 p.m. New York City time on the second (2nd) Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Administrator, the

Indenture Trustee and the Administrative Agent), a Determination Date Report reporting information with respect to the Participation Certificates in the Trust Estate and demonstrating the satisfaction of the Borrowing Base, and no later than 3:00 p.m. New York City time on the second (2nd) Business Day preceding such Funding Date, a Funding Certification certifying that all Funding Conditions have been satisfied; provided, however, that no Variable Funding Note Noteholder shall have any liability for failing to fund a requested draw of a Variable Funding Note unless it has received a Funding Certification by 3:00 p.m. New York City time on the second (2nd) Business Day preceding such Funding Date;
(v)the full amount of the Required Available Funds shall be on deposit in the Collection and Funding Account, before and after the release of cash from such account to fund the purchase price of Participation Certificates (if any Participation Certificate is being purchased on such Funding Date);
(vi)the payment of the Funding Amount or the drawing on any VFNs shall not result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders; and
(vii)the Full Amortization Period shall not be in effect.

“Funding Date” means any Payment Date or any Interim Payment Date with respect to which the Administrator shall have delivered (i) a Funding Certification in accordance with Section 4.3(a) of the Base Indenture or (ii) a VFN Note Balance Adjustment Request in accordance with Section 4.3(b) of the Base Indenture; provided, no Full Amortization Period shall have occurred and shall be continuing on such Payment Date or Interim Payment Date.

“Funding Interruption Event” means the occurrence of an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, whether or not the Indenture Trustee, the Administrative Agent and/or any Noteholders have provided notice sufficient to cause the Full Amortization Period to commence as a result of such event.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of PLS and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“GLB Act” shall have the meaning set forth in Section 10.10(b) of the PC Repurchase Agreement.

“Global Note” means a Note issued in global form and deposited with or on behalf of the Depository, substantially in the form of one or more of the Global Notes attached as Exhibit A-1 and Exhibit A-3 to the Base Indenture.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over PLS, the Guarantor or the Issuer, as Repo Buyer, as applicable.

“Grant,” “Granting” or “Granted” means pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Base Indenture.  A Grant of collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Gross Proceeds” means the amount accepted by Fannie Mae for the New Servicing Rights.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgaged property.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means, Private National Mortgage Acceptance Company, LLC, and any successor or assign thereto.

“Hedging Instrument” means, for each Series of Notes, as specified in the related Indenture Supplement.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Indemnified Party” means, for purposes of the Base Indenture, as set forth in Section 10.4 thereof, and for purposes of the Trust Agreement, as set forth in Section 8.2 thereof.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness (as defined in clauses (a) or (b)) of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising under the PC Repurchase Agreement; (g) Indebtedness (as defined in clauses (a) or (b)) of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness (as defined in clauses (a) or (b)) of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indenture” has the meaning set forth in the preamble of the Base Indenture.

“Indenture Supplement” means each supplement to the Base Indenture, executed and delivered in conjunction with the issuance of the related Series of Notes, including the schedules and exhibits thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the Preamble to the Base Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Base Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee thereunder.

“Indenture Trustee Authorized Officer” means, with respect to the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary, any officer of the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary assigned to its corporate trust services, including any vice president, assistant vice president, assistant treasurer or trust officer, who is customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Base Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Base Indenture.

“Indenture Trustee Fee” means the fee payable to the Indenture Trustee pursuant to the terms of the Base Indenture on each Payment Date in a monthly amount as agreed in the Indenture Trustee Fee Letter, which includes the fees to Citibank, and its successors and assigns in its capacities as Calculation Agent, Paying Agent, Securities Intermediary and Note Registrar; provided, that the Indenture Trustee shall also be entitled to receive payment of (i) separate fees and expenses pursuant to Section 11.7 of the Base Indenture in connection with tax filings made by the Indenture Trustee and (ii) any additional expenses permitted pursuant to the terms of the Indenture Trustee Fee Letter.

“Indenture Trustee Fee Letter” means the fee letter agreement between Citibank and PLS, dated January 4, 2021, setting forth the fees to be paid to Citibank for the performance of its duties as Indenture Trustee and in all other capacities under the Indenture.

“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon the related Issuance Date as specified in the related Indenture Supplement.

“Insolvency Event” means, with respect to a specified Person, (i) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or any substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (A) such case or proceeding shall continue undismissed and unstayed and in effect for a period of sixty (60) days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (ii) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

“Insolvency Proceeding” means any proceeding of the sort described in the definition of Insolvency Event.

“Interest Accrual Period” means, for any Class of Notes and any Payment Date, the period specified in the related Indenture Supplement.

“Interest Amount” means, for each Interest Accrual Period and each Class of Notes, interest accrued on such Class during such period, in an amount equal to interest on such Class’s Note Balance at the applicable Note Interest Rate.

“Interest Day Count Convention” means, for any Series or Class of Notes, the fraction specified in the related Indenture Supplement to indicate the number of days counted in an Interest Accrual Period divided by the number of days assumed in a year, for purposes of calculating the Interest Payment Amount for each Interest Accrual Period in respect of such Series or Class.

“Interest Payment Amount” means, for any Series or Class of Notes, as applicable and with respect to any Payment Date:

(i)for any Series or Class of Term Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A)the Note Balance as of the close of business on the preceding Payment Date;

(B)the related Note Interest Rate for such Series or Class and for the related Interest Accrual Period; and

(C)the Interest Day Count Convention specified in the related Indenture Supplement; and

(ii)for any Series or Class of Variable Funding Notes, the lesser of:

(1) the related Cumulative Interest Shortfall Amount plus the product of:

(A)the average daily aggregate VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of the aggregate VFN Principal Balances on each day during the related Interest Accrual Period);

(B)the related Note Interest Rate for such Class during the related Interest Accrual Period; and

(C)the Interest Day Count Convention specified in the related Indenture Supplement; or

(2)such other amount as determined by the Administrative Agent and reported to the Indenture Trustee at least two (2) Business Day prior to such Payment Date.

“Interested Noteholders” means, for any Class, any Noteholder or group of Noteholders holding Notes evidencing not less than 25% of the aggregate Voting Interests of such Class.

“Interim Borrowing Base” means, as of any Interim Borrowing Base Determination Date, an amount equal to the aggregate Collateral Value (as calculated using clause (c) of the definition of Market Value Percentage) of the Portfolio.

“Interim Borrowing Base Determination Date” means the Business Day following the day in which a Modified Valuation Trigger has occurred and is at least five (5) Business Days prior to or after the next succeeding Borrowing Base Determination Date or (ii) any other Business Day agreed to among the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent, following one (1) Business Day’s written notice to the Indenture Trustee.

“Interim Borrowing Base Payment Date” means the fifth (5th) Business Day following an Interim Borrowing Base Determination Date.

“Interim Payment Date” means, with respect to any Series of Notes, (i) each Interim Borrowing Base Payment Date or (ii) for each calendar week, the second (2nd) Business Day of such week following two (2) Business Day’s written notice from the Issuer to the related VFN Noteholders, the Administrative Agent and the Indenture Trustee, (iii) for any other Business Day, such date agreed to among the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent, following two (2) Business Day’s written notice to the Indenture Trustee or (iv) with respect to any Cash Proceeds received in connection with a Permitted Disposition, any Business Day requested by the Issuer or the Administrator following such Permitted Disposition, to the extent that payment of such Cash Proceeds with respect to such Permitted Disposition shall not result in an Event of Default or a Borrowing Base Deficiency, following two (2) Business Day’s written notice to the Indenture Trustee.  If an Interim Payment Date falls on the same date as a Payment Date, the Interim Payment Date shall be disregarded.  No Interim Payment Dates shall occur during the Full Amortization Period.

“Interim Payment Date Report” has the meaning set forth in Section 3.2(c) of the Base Indenture.

“Interim Servicer” means the transferor of an Acquired MSR acting in its capacity as subservicer for the benefit of the Servicer in connection with the purchase thereof.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“Issuance Date” means, for any Series of Notes, the date of issuance of such Series, as set forth in the related Indenture Supplement.

“Issuer” has the meaning set forth in the Preamble to the Base Indenture.

“Issuer Affiliate” means any person involved in the organization or operation of the Issuer or an Affiliate of such a person which is also an affiliate within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

“Issuer Authorized Officer” means any director or any authorized officer of the Owner Trustee or the Administrator who may also be an officer or employee of PLS, its managing member or an Affiliate of PLS or its managing member.

“Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or signed in the name of the Issuer by an Issuer Authorized Officer.  Wherever this Base Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Base Indenture) may be an employee of PLS or an Affiliate.

“Issuer Indemnified Party” has the meaning set forth in Section 9.2(a) of the Base Indenture.

“Issuer Tax Opinion” means, with respect to any undertaking, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (i) such undertaking will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, (ii) if any Notes are issued or deemed issued as a result of such undertaking, any Notes issued or deemed issued on such date that are not Retained Notes will be debt, and (iii) if requested by the Administrative Agent, such undertaking will not cause the Noteholders or beneficial owners of Notes that are not Retained Notes to have sold or exchanged such Notes under section 1001 of the Code (excluding, for this purpose, sales or exchanges of the Notes that result in gain or loss of zero for federal income tax purposes).  For any Series of VFNs that is a Retained Note, clauses (ii) and (iii) shall apply to the repurchase agreement financing of such Series of VFNs, if any (rather than to the VFNs subject to such financing).

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender Adjusted Net Worth” has the meaning set forth in the Fannie Mae Contract.

“Level” means any of the six (6) tiers of Servicer SDQ Rate set forth in the definition of Stop-Loss Cap.

“License” means any license, permit, approval, right, privilege, quota, concession, or franchise issued, granted, conferred or otherwise created by a Governmental Authority.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Liquidity” has the meaning set forth in the Fannie Mae Lender Contract.

“Majority Certificateholders” means the holders of Trust Certificates representing a Percentage Interest of more than 50% in the aggregate.

“Majority Noteholders” means, with respect to any Series or Class of Notes or all Outstanding Notes, the Noteholders of greater than 50% of the Note Balance of the Outstanding Notes of such Series or Class or of Outstanding Notes, as the case may be, measured by Voting Interests in any case.

“Margin Call” has the meaning set forth in Section 2.05(a) of the PC Repurchase Agreement.

“Margin Call Payment” means (i) the sale and delivery of Eligible Securities or Pledged Margin Securities, or (ii) the transfer of cash to the Issuer, as Repo Buyer, under the PC Repurchase Agreement.

“Margin Deadlines” has the meaning set forth in Section 2.05(b) of the PC Repurchase Agreement.

“Margin Deficit” has the meaning set forth in Section 2.05(a) of the PC Repurchase Agreement.

“Margin Excess” has the meaning set forth in Section 2.05(d) of the PC Repurchase Agreement.

“Margin Excess Notice” means, in connection with a funding of Margin Excess pursuant to Section 2.05(d) of the PC Repurchase Agreement, an irrevocable notice delivered by PLS, as Repo Seller, to the Issuer, as Repo Buyer, with a copy to the Administrative Agent and the Indenture Trustee, which notice (i) shall be substantially in the form of Exhibit C to the PC Repurchase Agreement, (ii) shall be signed by a Responsible Officer of PLS and be received by the Issuer, as Repo Buyer, prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related Interim Payment Date, (iii) shall specify (A) the Dollar amount of the requested Margin Excess, (B) the requested Interim Payment Date, and (C) shall include a copy of the related “Funding Certification” being delivered pursuant to the Indenture in connection with such funding of Margin Excess, if applicable, and (iv) shall have attached to it a revised Asset Schedule dated the date of such notice.

“Market Value” means, as of any date of determination, (a) with respect to the Participation Certificate, as of any date of determination, the product of (1) the Market Value Percentage as of the most recent Market Value Report and (2) the aggregate unpaid principal balance of the Mortgage Loans related to the MSRs evidenced by the Participation Certificate as of the last day for which such information is available; (b) with respect to any Eligible Security, the fair market value thereof, as determined by the Indenture Trustee as of the close of business on the immediately preceding Business Day; and (c) with respect to any Pledged Margin Security, the positive mark to market gain, if any, as determined by using the bid side pricing of either Tradeweb Markets, LLC, Thomson Reuters or such other pricing service mutually agreeable to the Administrator and the Administrative Agent or the exchange upon which such contract is traded, as applicable.

“Market Value Information” has the meaning set forth in Section 3.2(b) of the Base Indenture.

“Market Value Percentage” means:

(a) for Funding purposes (and for the purpose of calculating the Collateral Value used in connection with such determination of a Funding) from time to time, as of any date of determination, the lesser of (i) the fair value percentage of the MSR determined by the Servicer as of the most recent date of determination or (ii) the middle of the range of the fair value percentage, including any Modified Valuation as applicable, of the MSR from the most recently delivered Market Value Report;

(b) for purposes of determining the Borrowing Base (and for the purpose of calculating the Collateral Value used in connection with such determination of the Borrowing Base) from time to time, as of any date of determination, the greater of (i) the Market Value Percentage calculated for Funding purposes pursuant to clause (a) above, and (ii) the lower of (x) the product of (1) the middle of the range of the fair value percentage of the MSR from the most recently delivered Market Value Report and (2) [*****]% or (y) the product of (1) the average of the middle of the range of the fair value percentage of the MSR from the three (3) most recently delivered Market Value Reports and (2) [***]%; or

(c) for purposes of determining the Interim Borrowing Base (and for the purpose of calculating the Collateral Value used in connection with such determination of the Interim Borrowing Base) from time to time, as of any date of determination, the greater of (i) the Market Value Percentage calculated for Funding purposes pursuant to clause (a) above which shall represent the Modified Valuation applicable to the Interim Borrowing Base Determination Date, and (ii) the lower of (x) the product of (1) the middle of the range of the fair value percentage, which shall represent the applicable Modified Valuation, of the MSR from the most recently delivered Market Value Report and (2) [*****]% or (y) the product of (1) the average of the middle of the range of the fair value percentage, based on the applicable Modified Valuation, of the MSR from the three (3) most recently delivered Market Value Reports and (2) [***]%.

“Market Value Report” has the meaning set forth in Section 3.3(g) of the Base Indenture.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of PLS, the Guarantor or any Affiliate thereof that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of PLS, the Guarantor or any Affiliate thereof that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against PLS, the Guarantor or any Affiliate thereof that is a party to any Program Agreement.

“Maximum VFN Principal Balance” means, for any VFN Class, the amount specified in the related Indenture Supplement.

“MBS” means a mortgage backed security guaranteed by Fannie Mae pursuant to the Fannie Mae Lender Contract.

“Minimum Reserve Amount” means the lesser of: (i) the Stop-Loss Cap and (ii) the sum of: (A) the Current Amounts Due, plus (B) all projected amounts (calculated using Fannie Mae’s proprietary modeling system and Fannie Mae’s historical data) that may be due to Fannie Mae related to the items described in clauses B(1)-B(3) of the definition of Current Amounts Due.  If the amounts determined in clauses (i) and (ii) above are equal, then the “Minimum Reserve Amount” is the amount determined in clause (ii) above.

“Modified Valuation” means the fair market values and the valuation percentages of the Portfolio provided by the MSR Valuation Agent in the Market Value Report assuming that the 10-year U.S. Treasury rate (mid-mark) as compared to the 10-year U.S. Treasury rate (mid-mark) used by the MSR Valuation Agent as of the Borrowing Base Determination Date (i) declines by more than [*****]% or (ii) increases by more than [*****]%.

“Modified Valuation Trigger” occurs when the 10-year U.S. Treasury rate (mid-mark) as compared to the 10-year U.S. Treasury rate (mid-mark) used by the MSR Valuation Agent as of the most recent Borrowing Base Determination Date (i) declines by more than [*****]% or (ii) increases by more than [*****]%.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means, with respect to a Mortgage Loan, a mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

“Mortgage Loan” means mortgage loans serviced or to be serviced on an ongoing basis by the Servicer for Fannie Mae and which are identified on Exhibit A to the Acknowledgment Agreement.

“Mortgage Note” means the note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

“Mortgage Selling and Servicing Contract” means the Mortgage Selling and Servicing Contract, dated as of October 15, 2010, as amended by the Addendum to Mortgage Selling and Servicing Contract, dated as of January 14, 2013, between the Servicer and Fannie Mae, pursuant to which the Servicer is selling mortgage loans to Fannie Mae or servicing Mortgage Loans on Fannie Mae’s behalf, and any related addenda.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“MRA Payment Date” means the Business Day immediately preceding a “Payment Date” as defined in the Base Indenture.

“MSR Monthly Report” has the meaning set forth in Section 3.3(f) of the Base Indenture.

“MSR Portfolio” means the Mortgage Loans underlying the Participation Certificates.

“MSR Sales Agent” has the meaning as set forth in the Disposition Manager Agreement.

“MSR Valuation Agent” means Incenter Mortgage Advisors, LLC, or any successor third party mortgage servicing rights valuation agent appointed by PLS in accordance with the terms of this Base Indenture.

“MSR Valuation Agent Agreement” means the Master Professional Services Agreement, dated as of April 28, 2021, among the MSR Valuation Agent, PLS and the Issuer.

“MSR Valuation Agent Fee” means the fees and expenses payable to the MSR Valuation Agent pursuant to the terms of the MSR Valuation Agent Agreement.

“MSRs” means, with respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this definition; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; provided, however, MSRs shall not include any Advance Reimbursement Amounts.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by PLS or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Earnings” means reported Total Gross Income (Loss)(as calculated based on the values assigned to such terms and reported in the Mortgage Bankers’ Financial Reporting Form) from servicing, less: (x) changes in MSR value; (y) gains (losses) on derivatives used to hedge Servicing Rights; and (z) gains (losses) on other derivatives or other financial instruments, calculated based on data reported in the servicing column of Schedule C (Income) of its Mortgage Bankers’ Financial Reporting Form.

“Net Excess Cash Amount” means, on any Payment Date or Interim Payment Date, the amount of funds available to be distributed to PLS pursuant to Sections 4.4(a)(iv), 4.5(a)(1)(x) or 4.5(a)(2)(vi) of the Base Indenture, as applicable.

“Net Payment Amount” means with respect to any MRA Payment Date or Interim Payment Date, an amount equal to the sum of (i) the amounts payable by PLS pursuant to Sections 2.03, 2.04 or 2.05 of the PC Repurchase Agreement, as applicable, minus (ii) the amounts, if any, that will be distributable under Sections 4.4(a)(iv) or 4.5(a)(1)(x) of the Base Indenture to PLS, as the holder of the Owner Trust Certificate.

“New Servicing Rights” means the new servicing rights created when Fannie Mae engages a new interim servicer or subservicer to service the Subject Mortgages after Fannie Mae terminates the Servicing Rights.

“Non-Excluded Taxes” has the meaning set forth in Section 2.09(a) of the PC Repurchase Agreement.

“Non-SDQ Factor” means, for a Level, the number of basis points set out in the definition of Stop-Loss Cap as the Non-SDQ Factor for such Level.

“Non-SDQ Loans” means mortgage loans in Servicer’s Fannie Mae Portfolio which are not SDQ Loans.

“Nonpublic Personal Information” means any consumer’s nonpublic personal information as defined in the Gramm-Leach-Bliley Act.

“Note” or “Notes” means any note or notes of any Class authenticated and delivered from time to time under this Base Indenture and the related Indenture Supplement including any Variable Funding Note.

“Note Balance” means, on any date (i) for any Term Note, or for any Series or Class of Term Notes, as the context requires, the Initial Note Balance of such Term Note or the aggregate of the Initial Note Balances of the Term Notes of such Series or Class, as applicable, less all amounts paid to the Noteholder of such Term Note or Noteholders of such Term Notes with respect to principal, and (ii) for any Variable Funding Note, its VFN Principal Balance on such date.

“Note Interest Rate” means, for any Note, or for any Series or Class of Notes as the context requires, the interest rate specified, or calculated as provided in, the related Indenture Supplement.

“Note Owner” means, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Noteholder of such Note.

“Note Payment Account” means the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Sections 4.1 and 4.8 of the Base Indenture and entitled “Citibank, N.A., as Indenture Trustee in trust for the Noteholders of the PFSI ISSUER TRUST – FMSR Collateralized Notes, Note Payment Account”.

“Note Purchase Agreement” means an agreement with one or more initial purchasers or placement agents under which the Issuer will sell the Notes to such initial purchaser(s), or contract with such placement agent(s) for the initial private placement of the Notes, in each case as further defined in the related Indenture Supplement.

“Note Rating Agency” means any nationally recognized rating agency, and, with respect to any Outstanding Class of Notes, each rating agency, if any, specified in the related Indenture Supplement.  References to Note Rating Agencies or “each” or “any” Note Rating Agency in this Base Indenture refer to Note Rating Agencies that were engaged to rate any Notes issued under this Base Indenture, which Notes are still Outstanding.

“Note Register” has the meaning set forth in Section 6.5 of the Base Indenture.

“Note Registrar” means the Person who keeps the Note Register specified in Section 6.5 of the Base Indenture.

“Noteholder” means the Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands as may be specified in this Base Indenture, the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, PLS or any Person that is an Affiliate of either or both of the Issuer and PLS, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained (unless such Person is the sole holder of the Notes).  The Indenture Trustee shall have no responsibility to count any Person as a Noteholder who is not permitted to be so counted under the Base Indenture pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is an Affiliate of either or both of the Issuer and PLS.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.04 of the PC Repurchase Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“NRSRO” means a nationally recognized statistical rating organization that is a credit rating agency that issues credit ratings that the U.S. Securities and Exchange Commission permits other financial firms to use for certain regulatory purposes.

“Obligations” means (a) all of PLS’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each MRA Payment Date, and other obligations and liabilities, to the Issuer, as Repo Buyer, arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by the Issuer, as Repo Buyer, or on behalf of the Issuer, as Repo Buyer, in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of PLS’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by the Issuer, as Repo Buyer, of its rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of PLS’s indemnity obligations to the Issuer, as Repo Buyer, pursuant to the Program Agreements.

“Obligor” means any Person who owes or may be liable for payments under a Mortgage Loan.

“OFAC” has the meaning set forth in Section 10.1(j) of the Base Indenture.

“Officer’s Certificate” means a certificate signed by an Issuer Authorized Officer and delivered to the Indenture Trustee.  Wherever this Base Indenture requires that an Officer’s

Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Base Indenture) may be an employee of the Servicer.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Indenture Trustee, which counsel may, without limitation, and except as otherwise expressly provided in this Base Indenture and except for any opinions related to tax matters or material adverse effects on Noteholders, be an employee of the Issuer, PLS or any of their Affiliates.

“Optional Payment” has the meaning set forth in Section 2.03(c) of the PC Repurchase Agreement.

“Organizational Documents” means the Issuer’s Trust Agreement (including the related Owner Trust Certificate).

“Other Facility” means any loan agreement, repurchase agreement or pledge (other than the Transaction Documents) of mortgage servicing rights relating to mortgage loans in Servicer’s Fannie Mae Portfolio.

“Other Taxes” has the meaning set forth in Section 2.09(b) of the PC Repurchase Agreement.

“Outstanding” means, with respect to all Notes and, with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Base Indenture, except:

(i)any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 6.9 of the Base Indenture;

(ii)any Notes to be redeemed for whose full payment (including principal and interest) redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Base Indenture, or provision therefore satisfactory to the Indenture Trustee has been made;

(iii)any Notes which are canceled pursuant to Section 7.3 of the Base Indenture; and

(iv)any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Base Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes”.  In determining whether the Noteholders of the requisite principal amount of such Outstanding Notes have taken any Action under the Base Indenture, Notes owned by the Issuer, PLS, or any Affiliate of the Issuer or PLS (except with respect to the VFNs which have been sold by PLS to a VFN Repo Buyer under a VFN Repurchase Agreement and any Action to be given or taken by a VFN Noteholder under the Base Indenture shall be taken by the related Repo Buyer under the related VFN Repurchase Agreement) shall be disregarded.  In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer has actual knowledge are owned by the Issuer or PLS, or any Affiliate of the Issuer or PLS, will be so disregarded.  Notes so owned which have been sold pursuant to a repurchase transaction or pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the Repo Buyer or pledgee is not the Issuer or PLS or any Affiliate of the Issuer or PLS.  Retained Notes shall not constitute Notes “Outstanding” to the extent contemplated by the applicable Indenture Supplement.

“Owner” means, when used with respect to a Note, any related Note Owner.

“Owner Trust Certificate” means a certificate evidencing a 100% undivided beneficial interest in the Issuer.

“Owner Trust Estate” means the estate of the Trust.

“Owner Trustee” means WSFS, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Owner Trustee Fee” means the annual fee of $[*****], to be paid annually on the Payment Date occurring in May of each year.

“Owner Trustee Lien” means the lien in favor of the Owner Trustee granted pursuant to Section 8.3 of the Trust Agreement, which lien is subordinated to the lien of the Indenture Trustee as provided in such Section 8.3 and is subject and subordinate to any and all rights of Fannie Mae under the Fannie Mae Lender Contract or the Acknowledgment Agreement.

“Participation Agreement” means, (i) with respect to the Retained MSR Excess Spread Participation Certificate, the Retained Spread Participation Agreement and (ii) with respect to any other Participation Certificate, as set forth in the related participation agreement, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.

“Participation Certificate” has the meaning, (i) with respect to the Retained Spread Participation Agreement, the Retained MSR Excess Spread Participation Certificate and (ii) with respect to any other Participation Agreement, as set forth therein.

“Participation Certificate Schedule” means, as of any date, the list attached as Schedule 1 to the Base Indenture, as it may be amended from time to time in accordance with Section 2.1(b) of the Base Indenture.

“Participation Interest” has the meaning set forth in the Retained Spread Participation Agreement.

“Paying Agent” means the same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as paying agent pursuant to the terms of this Base Indenture.

“Payment Date” means, in any month beginning in May 2021, the 25th day of such month or, if such 25th day is not a Business Day, the next Business Day following such 25th day.

“Payment Date Report” has the meaning set forth in Section 3.2(b) of the Base Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PC Documents” means, collectively, the Participation Certificates and the PC Repurchase Agreement.

“PC Repo Guaranty” means that certain guaranty, made by the Guarantor in favor of the Issuer, guaranteeing payment to the Issuer of all amounts owing to the Issuer from PLS pursuant to the PC Repurchase Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“PC Repo Pricing Side Letter” means the pricing side letter agreement to the PC Repurchase Agreement, dated as of the Closing Date, among the Issuer, as Repo Buyer, PLS, as Repo Seller, and the Guarantor, as may be amended, restated, supplemented or otherwise modified from time to time.

“PC Repurchase Agreement” means the Master Repurchase Agreement, dated as of April 28, 2021, among PLS, as Repo Seller, the Issuer, as Repo Buyer and the Guarantor, pursuant to which PLS has sold to the Issuer, all of its right, title and interest in, to and under the Retained MSR Excess Spread Participation Certificate (including all rights to the Retained MSR Excess Spread related thereto), as may be amended, restated, supplemented or otherwise modified from time to time.

“Percentage Interest” means, with respect to each Trust Certificate, the percentage indicated on the face thereof.

“Permitted Disposition” means a Permitted ESS Disposition or a Permitted MSR Disposition, as applicable.

“Permitted ESS Disposition” means, the assignment and transfer by the Servicer to a third party of any portion of the Servicing Fees that are in excess of 25 basis points, including a transfer to Fannie Mae in connection with the issuance of an interest-only Fannie Mae MBS, so long as immediately after giving effect to such removal, such disposition shall not result in an Event of Default or a Borrowing Base Deficiency.

“Permitted Investments” means, at any time, any one or more of the following obligations and securities:

(i)(a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; and provided further that the short-term debt obligations of such agency or instrumentality at the date of acquisition thereof have been rated (x) “A-1” or the equivalent by any NRSRO if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” or the equivalent by any NRSRO if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(ii)repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated “A-1+” or the equivalent by any NRSRO;

(iii)certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “A-1+” or the equivalent by any NRSRO;

(iv)commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated “A-1+” or the equivalent by any NRSRO;

(v)interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating of “AAAm” or the equivalent by any NRSRO; or

(vi)other obligations or securities that are acceptable to the NRSRO as Permitted Investments under the Base Indenture and if the investment of account funds therein will not result in a reduction in the then current rating of the Notes, as evidenced by a letter to such effect from the NRSRO;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased by the Indenture Trustee through an Affiliate of the Indenture Trustee.

“Permitted Lien” means any liens for taxes, assessments, or similar charges incurred in the ordinary course of business and which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.

“Permitted MSR Disposition” means, either (i) the assignment, transfer, or material delegation of any of the Servicer’s rights or obligations, under the Servicing Contract to a third party which (A) does not violate the terms and conditions of the Fannie Mae Lender Contract, (B) has been approved by Fannie Mae in its sole discretion and (C) immediately after giving effect to such removal, such disposition shall not result in an Event of Default or a Borrowing Base Deficiency, or (ii) the removal of any MSR from the Participation Certificates pursuant to the applicable Participation Agreement and the Transaction Documents, so long as immediately after giving effect to such removal, such disposition shall not result in an Event of Default or a Borrowing Base Deficiency.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“PIP” means any performance improvement plan entered into between the Servicer and Fannie Mae from time to time.

“Place of Payment” means, with respect to any Class of Notes issued under the Indenture, the city or political subdivision so designated with respect to such Class of Notes by the Indenture Trustee.

“Plan” means an employee benefit or other plan established or maintained by PLS or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Plan Asset Regulations” has the meaning set forth in Section 6.5(k) of the Base Indenture.

“Plan Assets” has the meaning set forth in United States Department of Labor regulations at 29 C. F. R, Section 2510.3-101 as modified by Section 3(42) of ERISA.

“Pledged Margin Securities Account” means a securities account which shall be established for the benefit of the Indenture Trustee.

“Pledged Margin Securities Account Control Agreement” means, a securities account control agreement which shall be entered into by and among PLS, the Issuer, the Indenture Trustee, PLS and the Guarantor for the purpose of holding the Pledged Margin Securities.

“Pledged Margin Security” means any exchange traded futures and options or any “to be announced” long forward contract on a mortgage-backed security.  For the avoidance of doubt, put contracts, short forward contracts and shorting will not be permitted with respect to Pledged Margin Securities.

“PLS” means PennyMac Loan Services, LLC, a limited liability company organized under the laws of the State of Delaware, or its permitted successors and assigns.

“PLS Repurchase Price” means the price for which PLS is entitled to repurchase a Participation Certificate from the Issuer, under the PC Repurchase Agreement.

“Pool Purchase Contract” means an agreement between Fannie Mae and the Servicer to buy and sell mortgage loans or Participation Interests for inclusion in an MBS pool.

“Portfolio” means the Retained MSR Portfolio.

“Portfolio Collections” means, with respect to each Portfolio, the funds collected on the related Portfolio Mortgage Loans and allocated as the servicing compensation payable to the Seller as servicer of such Portfolio Mortgage Loans pursuant to the Servicing Contract and the Fannie Mae Guide, other than Ancillary Income and Advance Reimbursement Amounts pursuant to the Servicing Contract and the Fannie Mae Guide.

“Portfolio Excess Spread” means, collectively, the Retained MSR Excess Spread and with respect to any other Participation Certificate, the Excess Spread related thereto.

“Portfolio Mortgage Loan” means a Retained MSR Portfolio Mortgage Loan.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 6.6 of the Base Indenture in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the sum of (i) the product of (A) the Pricing Rate for such Transaction, (B) the Purchase Price for such Transaction and (C) a fraction, the numerator of which is the number of days elapsed from and including the preceding MRA Payment Date to and excluding such date of determination and the denominator of which equals 360, and (ii) the aggregate expected related fees (including Default Supplemental Fees, and Step-Up Fees), costs and expenses (including any Fees, Expenses, reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer described in Section 4.5(a)(1)(ii) of the Base Indenture, and Specified Call Premium Amounts) as of such date of determination (as determined by the Administrative Agent).

“Price Differential Statement Date” has the meaning set forth in Section 2.04(a) of the PC Repurchase Agreement.

“Pricing Rate” has the meaning set forth in Section 1 of the PC Repo Pricing Side Letter.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means the PC Repurchase Agreement, the PC Repo Pricing Side Letter, the Dedicated Account Control Agreement, the Pledged Margin Securities Account Control Agreement, if any, the Indenture, and the Participation Agreements.

“Prohibited Person” has the meaning set forth in Section 3.18 of the PC Repurchase Agreement.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proposed New Servicer” has the meaning as set forth in the Disposition Manager Agreement.

“Prospective Owner” shall have the meaning set forth in Section 3.9(a) of the Trust Agreement.

“PTCE” has the meaning set forth in Section 6.5(k) of the Base Indenture.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article IV of the PC Repurchase Agreement, (i) the 25th day of such month (or, if such 25th day is not a Business Day, the next Business Day following such 25th day) or (ii) each calendar week, the second (2nd) Business Day of each such week (or if any such date is not a Business Day, the next succeeding Business Day) following one (1) Business Day’s written notice from PLS, as Repo Seller, to the Issuer, as Repo Buyer, and the Administrative Agent, in each case on which a Transaction is entered into by the Issuer, as Repo Buyer, pursuant to the PC Repurchase Agreement or such other mutually agreed upon date as more particularly set forth in the PC Repurchase Agreement.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by PLS, as Repo Seller, to the Issuer, as Repo Buyer, which shall equal:

(a)on the Purchase Date, the product of (1) the Purchase Price Percentage and (2) the applicable Market Value; and
(p)on any day after the Purchase Date, the amount determined under the immediately preceding clause (a) increased by the amount of any Margin Excess pursuant to Section 2.05(d) of the PC Repurchase Agreement and decreased by the sum of (i) any Repurchase Price or Required Payments paid pursuant to Section 2.03 of the PC Repurchase Agreement, and (ii) the amount of Consideration transferred by PLS, as Repo Seller, to the Issuer, as Repo Buyer, pursuant to Section 2.05(a) of the PC Repurchase Agreement equal to the sum of (x) any cash, (y) the principal amount of any Additional Note Payment with respect to the Variable Funding Note and (z) the amount of any reduction in the Owner Trust Certificate, to the extent provided in Section 2.05 the PC Repurchase Agreement.

“Purchase Price Percentage” has the meaning set forth in Section 1 of the PC Repo Pricing Side Letter.

“Purchased Assets” means the collective reference to Participation Certificates together with the Repurchase Assets related to such Participation Certificates.  For the sake of clarity, notwithstanding that related MSRs are pledged, and not sold, to the Issuer, as Repo Buyer, under the PC Repurchase Agreement, such MSRs will nevertheless be included herein as Purchased Assets.

“Ratings Effect” means a reduction, qualification with negative implications or withdrawal of any then current rating of any Outstanding Notes by an applicable Note Rating Agency (other than as a result of the termination of such Note Rating Agency).

“Record Date” means, for the interest or principal payable on any Note on any applicable Payment Date or Interim Payment Date, (i) for a Book Entry Note, the last Business Day before such Payment Date or Interim Payment Date, as applicable, and (ii) for a Definitive Note, the last day of the month preceding such Payment Date or Interim Payment Date, as applicable, unless otherwise specified in the related Indenture Supplement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by PLS, or any other person or entity with respect to the Purchased Assets or any other Repurchase Assets.

“Redemption Amount” means, with respect to a redemption of any Series or Class of Notes by the Issuer pursuant to Section 13.1 of the Base Indenture or pursuant to the related Indenture Supplement, an amount, which when applied together with other Available Funds pursuant to Section 4.5 of the Base Indenture, shall be sufficient to pay an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series or Class as of the applicable Redemption Payment Date or Redemption Date, (ii) all accrued and unpaid interest on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date, (iii) any and all amounts allocable to such Series or Class and then owing or owing in connection with such redemption to the Indenture Trustee or the Securities Intermediary, from the Issuer pursuant to the terms hereof, and (iv) any and all other amounts allocable to such Series or Class then due and payable under the Indenture (including all accrued and unpaid Default Supplemental Fees or Step-Up Fees on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date and any Specified Call Premium Amount, if any) and, in the case of redemption of all Outstanding Notes, sufficient to authorize the satisfaction and discharge of this Base Indenture pursuant to Section 7.1 of the Base Indenture.

“Redemption Date” has the meaning set forth in Section 13.1 of the Base Indenture.

“Redemption Notice” has the meaning set forth in Section 13.2 of the Base Indenture.

“Redemption Payment Date” has the meaning set forth in Section 13.1 of the Base Indenture.

“Redemption Percentage” means, for any Class, 10% or such other percentage set forth in the related Indenture Supplement.

“Register” has the meaning set forth in Section 9.02(a) of the PC Repurchase Agreement.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100 229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the U.S. Securities and Exchange

Commission or by the staff of the U.S. Securities and Exchange Commission, or as may be provided by the U.S. Securities and Exchange Commission or its staff from time to time.

“Regulation RR” means regulations required under Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Regulation S” means Regulation S promulgated under the 1933 Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto.

“Regulation S Definitive Note” has the meaning set forth in Section 5.2(c)(ii) of the Base Indenture.

“Regulation S Global Note” has the meaning set forth in Section 5.2(c)(ii) of the Base Indenture.

“Regulation S Note” has the meaning set forth in Section 5.2(c)(ii) of the Base Indenture.

“Regulation S Note Transfer Certificate” has the meaning set forth in Section 6.5(i)(ii) of the Base Indenture.

“Related Security” means with respect to any Asset, (a) all security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Asset, whether pursuant to the related Servicing Contract related to such Asset or otherwise, together with all financing statements covering any collateral securing such Asset; (b) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Asset whether pursuant to the related Servicing Contract related to such Asset or otherwise; and (c) any and all Proceeds of the foregoing.

“REO Property” means a Mortgaged Property in which an owner of the related Mortgage Loan has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

“Repo Buyer” means the purchaser under a repurchase agreement.  With respect to the PC Repurchase Agreement, the Issuer is the “Repo Buyer”.  With respect to a VFN Repurchase Agreement, the related VFN Repo Buyer is the “Repo Buyer”.

“Repo Seller” means the seller under a repurchase agreement.  With respect to the PC Repurchase Agreement, PLS is the “Repo Seller”.  With respect to a VFN Repurchase Agreement, either PLS or PLS FMSR VFN Funding, LLC is the “Repo Seller”.

“Repurchase Assets” has the meaning set forth in Section 4.02(a) of the PC Repurchase Agreement.

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by PLS, as Repo Seller, on which the Repurchase Price is paid pursuant to Section 2.03 of the PC Repurchase Agreement.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Issuer, as Repo Buyer, to PLS, as Repo Seller (other than the MSRs, which are pledged, and not sold, to the Issuer, as Repo Buyer), upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Approval for Transfer” means Form 629 to the Fannie Mae Guide (Request for Approval for Servicing or Subservicing Transfer) as required by Chapter A2-7-3 of the Fannie Mae Guide for one Fannie Mae approved servicer to transfer its responsibility for servicing or subservicing any mortgage loans and/or acquired properties to another servicer.

“Required Available Funds” means an amount that, in connection with each Funding Date, shall remain on deposit in the Collection and Funding Account, which amount shall equal (i) the amounts payable in respect of Fees and invoiced or regularly occurring expenses payable from Available Funds on the next Payment Date, plus (ii) all accrued and unpaid interest due on the Notes on the next Payment Date following such Funding Date, plus (iii) all amounts required to be deposited into each Series Reserve Account on the next Payment Date, plus (iv) all amounts required to be deposited into the Expense Reserve Account on the next Payment Date, plus (v) all accrued and unpaid Default Supplemental Fees, if any, due on the Notes on the next Payment Date following such Funding Date, plus (vi) all accrued and unpaid Step-Up Fees, if any, due on the Notes on the next Payment Date following such Funding Date.

“Required Payment” means, with respect to any Purchased Asset, the amounts required to be paid by PLS, as Repo Seller, to the Issuer, as Repo Buyer, on an MRA Payment Date, equal to any “Scheduled Principal Payment Amounts” due on such MRA Payment Date under the Indenture.

“Required Reserve Amount” means, with respect to any MRA Payment Date, the amounts estimated to be due and owing by PLS, as Repo Seller, pursuant Sections 2.03, 2.04 or 2.05 of the PC Repurchase Agreement.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means,

(i)When used with respect to the Indenture Trustee, the Calculation Agent, the Note Registrar, the Securities Intermediary or the Paying Agent, an Indenture Trustee Authorized Officer;

(ii)when used with respect to the Issuer, any Issuer Authorized Officer who is an officer of the Issuer or is an officer of the Administrator of the type referred to in clause (iii) below; and

(iii)when used with respect to the Servicer or the Administrator, the chief executive officer, the chief financial officer, any vice president or any managing director of the Servicer or the Administrator, as the case may be.

“Restricted Cash” has the meaning set forth in Section 1 of the PC Repo Pricing Side Letter.

“Restricted Payment” means, with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by such Person, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

“Retained MSR Excess Spread” shall have the meaning set forth in the Retained Spread Participation Agreement.

“Retained MSR Excess Spread Collections” shall have the meaning set forth in the Retained Spread Participation Agreement.

“Retained MSR Excess Spread Participation Certificate” means the Participation Certificate issued pursuant to the Retained Spread Participation Agreement which evidences the Participation Interest in the Retained MSR Excess Spread.

“Retained MSR Portfolio” has the meaning set forth in the Retained Spread Participation Agreement.

“Retained MSR Portfolio Mortgage Loan” means a Mortgage Loan that is included in the Retained MSR Portfolio.

“Retained Note” has the meaning set forth in Section 14.3 of the Base Indenture.

“Retained Spread Participation Agreement” means the Retained Spread Participation Agreement, dated as of April 28, 2021, between PLS, as seller, and PLS, as purchaser, as may be amended, restated, supplemented or otherwise modified from time to time.

“Revolving Period” means, for any Series or Class of Notes, the period of time beginning on, and including, the related Issuance Date and ending on, but excluding, commencement of the Early Amortization Period or the Full Amortization Period.  For the avoidance of doubt, the occurrence of an Advance Rate Trigger Event shall not cause the termination of the Revolving Period.

“Right of Assumption” means the Indenture Trustee’s right to request that the Indenture Trustee, if it is an Eligible Servicer, or a proposed new servicer, if it is an Eligible

Servicer, be retained to service the Subject Mortgages, all on the terms and conditions set forth in the Acknowledgment Agreement.

“Rule 144A” means Rule 144A promulgated under the 1933 Act.

“Rule 144A Definitive Note” has the meaning set forth in Section 5.2(c)(i) of the Base Indenture.

“Rule 144A Global Note” has the meaning set forth in Section 5.2(c)(i) of the Base Indenture.

“Rule 144A Note” has the meaning set forth in Section 5.2(c)(i) of the Base Indenture.

“Rule 144A Note Transfer Certificate” has the meaning set forth in Section 6.5(i)(iii) of the Base Indenture.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale” means any sale of any portion of the Trust Estate pursuant to Section 8.15 of the Base Indenture.

“Sanctions” has the meaning set forth in Section 10.1(j) of the Base Indenture.

“Schedules of Mortgages” means each Form 2005 (Guaranteed Mortgage-Backed Securities Program Schedule of Mortgages) for PLS delivered to Fannie Mae or its designee from time to time as provided in the Fannie Mae Guide.

“Scheduled Principal Payment Amount” means, for each Series of Notes and each Payment Date, as and to the extent specified in the related Indenture Supplement.

“SDQ Event” means the Servicer SDQ Rate for two (2) consecutive months is greater than [**]% of the upper threshold of the related Level.

“SDQ Factor” means, for a Level, the number of basis points set out in the definition of Stop-Loss Cap as the SDQ Factor for such Level.

“SDQ Loans” means loans in Servicer’s Fannie Mae Portfolio for which Servicer owns the Fannie Mae servicing rights that are 90 days or more delinquent or in foreclosure as calculated by Fannie from time to time.

“SDQ Reference Amount” means, with respect to a pool of mortgage loans in Servicer’s Fannie Mae Portfolio, a percentage which will represent the pro rata portion of the Stop-Loss Cap attributable to such pool, based on the Servicer SDQ Rate of the mortgage loans in Servicer’s Fannie Mae Portfolio related to such pool in relation to the Servicer SDQ Rate of the mortgage loans related to all mortgage servicing rights of all Servicer’s Fannie Mae Portfolio, as may be further described in an intercreditor agreement.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Secured Party” has the meaning set forth in the Granting Clause of the Base Indenture.

“Securities Account” has the meaning set forth in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning set forth in Section 8-102(a)(14) of the UCC, and where appropriate, shall mean Citibank or its successor, in its capacity as securities intermediary pursuant to Section 4.9 of the Base Indenture.

“Security Entitlement or Securities Entitlements” has the meaning set forth in Section 8-102(a)(17) of the UCC.

“Security Interest” means the security interest in the Collateral Granted to the Indenture Trustee pursuant to the Granting Clause.

“Seller Termination Option” means (a) (i) the Issuer, as Repo Buyer, has or shall incur costs in connection with those matters provided for in Section 2.09 or 2.10 of the PC Repurchase Agreement and (ii) the Issuer, as Repo Buyer, requests that PLS, as Repo Seller, pay to the Issuer, as Repo Buyer, those costs in connection therewith or (b) the Issuer, as Repo Buyer, has declared in writing that an event described in Section 5.02(h)(A) of the PC Repurchase Agreement has occurred.

“Series” means one or more Class or Classes of Notes assigned a series designation, as specified in the related Indenture Supplement.

“Series 2021-MSRVF1 Indenture Supplement” means the Indenture Supplement, dated as of April 28, 2021, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS, as Administrator and as Servicer, and ASP, as Administrative Agent.

“Series 2021-MSRVF1 Notes” means the VFN issued pursuant to the Series 2021-MSRVF1 Indenture Supplement.

“Series 2021-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of April 28, 2021, among PLS, as Repo Seller, the VFN Repo Buyer, as Repo Buyer, and ASP, as Administrative Agent, related to the Series 2021-MSRVF1 Notes.

“Series 2024-MSRVF1 Indenture Supplement” means the Indenture Supplement, dated as of October 28, 2024, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS as Administrator and as Servicer, and Goldman Sachs Bank USA as Administrative Agent.

“Series 2024-MSRVF1 Notes” means the VFN issued pursuant to the Series 2024-MSRVF1 Indenture Supplement.

“Series 2024-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of October 28, 2024, among PLS FMSR VFN Funding LLC, as repo seller, PLS, as parent, Goldman Sachs Bank USA, as Administrative Agent, and the buyers from time to time party thereto, related to the Series 2024-MSRVF1 Notes.

“Series 2025-MSRVF1 Indenture Supplement” means the Indenture Supplement, dated as of November 21, 2025, by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PLS as Administrator and as Servicer, and Nomura Corporate Funding Americas, LLC as Administrative Agent.

“Series 2025-MSRVF1 Notes” means the VFN issued pursuant to the Series 2025-MSRVF1 Indenture Supplement.

“Series 2025-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of November 21, 2025, among PLS, as repo seller, and Nomura Corporate Funding Americas, LLC, in its capacities as repo buyer and Administrative Agent, related to the Series 2025-MSRVF1 Notes.

“Series Allocation Percentage” means, for any Series as of any date of determination:

(i)as of any date prior to the Full Amortization Period, the percentage obtained by dividing (a) the Series Invested Amount for such Series by (b) the aggregate of the Series Invested Amounts for all Outstanding Series; and

(ii)as of any date during the Full Amortization Period, the percentage obtained by dividing (a) the Series Invested Amount for such Series as of the first day of the Full Amortization Period by (b) the aggregate of the Series Invested Amounts as of the first day of the Full Amortization Period for all Outstanding Series.

“Series Available Funds” means, for any Series as of any Payment Date occurring during the Full Amortization Period, after paying any amounts owed under Sections 4.5(a)(2)(i), (ii) and (iii) of the Base Indenture, the sum of the following:

(i)such Series’ Series Allocation Percentage of any income from Permitted Investments in the Collection and Funding Account;

(ii)such Series’ Series Allocation Percentage of all Collections on deposit in the Trust Accounts that are not Series Reserve Accounts (prior to giving effect to any payments on such Payment Date);

(iii)such Series’ Series Allocation Percentage of any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee in writing to be treated as “Available Funds” as of such Payment Date; and

(iv)such other amounts designated as Series Available Funds for the benefit of such Series of Notes in the related Indenture Supplement.

“Series Invested Amount” means, the VFN Series Invested Amount or the Term Note Series Invested Amount, as applicable.

“Series Required Noteholders” means, for any Series (a) if not specified in the related Indenture Supplement, Noteholders of any Series constituting the Majority Noteholders of such Series and (b) if specified in the related Indenture Supplement, as set forth in the related Indenture Supplement.

“Series Reserve Account” means an account established for each Series which shall be a non-interest bearing trust account which is an Eligible Account, established and maintained pursuant to Sections 4.1 and 4.6 of the Base Indenture, and in the name of the Indenture Trustee and identified by each relevant Series.

“Series Reserve Required Amount” means with respect to any Series of Notes, if applicable, the “Series Reserve Required Amount” set forth in the Indenture Supplement for such Series.

“Servicer” means PLS in all its capacities as a Fannie Mae approved seller/servicer under the Fannie Mae Lender Contract and as servicer under the Fannie Mae Lender Contract of the related Mortgage Loans, and any successor servicer approved by Fannie Mae under the Fannie Mae Lender Contract.

“Servicer SDQ Rate” means (i) the result of (x) the unpaid principal balance of SDQ Loans, divided by (y) the total unpaid principal balance of mortgage loans in Servicer’s Fannie Mae Portfolio, in each case, determined as of the end of the most recently ended calendar month, multiplied by (ii) 100, expressed as a percentage, subject to the qualifications set forth in the definition of Stop-Loss Cap herein, as applicable.

“Servicer Termination Event” means, with respect to the Fannie Mae Lender Contract, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which any Person has the current right to terminate the Servicer as servicer or issuer, as applicable, under the Fannie Mae Lender Contract.

“Servicer’s Fannie Mae Portfolio” means all mortgage loans delivered, and all mortgage loans and properties serviced, by the Servicer for Fannie Mae through the date, if any, Fannie Mae terminates the Servicing Rights.

“Servicing Contract” means, the Mortgage Selling and Servicing Contract, the applicable Master Agreements between PLS and Fannie Mae, and the applicable Schedules of Mortgages (Form 2005), and any and all instruments, agreements, invoices or other writings, which give rise to or otherwise evidence any of the MSRs.  Without limiting the generality of the foregoing, any reference herein to a “Servicing Contract” shall be deemed to include the Acknowledgment Agreement.

“Servicing Fee” means, with respect to any Mortgage Loan, the aggregate monthly fee payable to the Servicer in servicing such Mortgage Loan pursuant to the Fannie Mae Lender Contract, not including any Ancillary Income or Advance Reimbursement Amounts.

“Servicing Rights” means the Servicer’s rights under the Fannie Mae Lender Contract.

“Servicing Standards” has the meaning set forth in Section 10.2(i) of the Base Indenture.

“Servicing Transfer Consent Notice” means Fannie Mae’s consent to the post-delivery transfer of servicing to PLS from a transferor servicer under the terms set forth in the Fannie Mae Guide, including any additional terms, conditions and provisions set forth in such consent.

“Shortfall Amount” has the meaning set forth in Section 4.5 of the Base Indenture.

“Similar Law” has the meaning set forth in Section 6.5(k) of the Base Indenture.

“Specified Call Premium Amount” has the meaning set forth in the related Indenture Supplement, if applicable.

“STAMP” has the meaning set forth in Section 6.5(d) of the Base Indenture.

“Stated Maturity Date” means, for each Class of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the outstanding principal and all accrued interest for such Series or Class of Notes is due and payable.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq.

“Step-Up Fee” has the meaning set forth in the related Indenture Supplement, if applicable.

“Step-Up Fee Rate” has the meaning set forth in the related Indenture Supplement, if applicable.

“Stop-Loss Cap” means, as of any date of determination during the Stop-Loss Cap Period, and subject to the provisions below, the greater of: (i) $[*******], and (ii) the sum of (a) the result of (x) the unpaid principal balance of Non-SDQ Loans as of such date multiplied by (y) the applicable Non-SDQ Factor shown in the chart below (as adjusted from time to time pursuant to Section 12.1(a)(x) of the Base Indenture to conform with the Acknowledgment Agreement), plus (b) the result of (x) the unpaid principal balance of SDQ Loans as of such date multiplied by (y) the applicable SDQ Factor shown in the chart below (as adjusted from time to time pursuant to Section 12.1(a)(x) of the Base Indenture to conform with the Acknowledgment Agreement):

“Level”	If the Servicer SDQ Rate is:	Then, the “Non-SDQ Factor” is:	And the “SDQ Factor” is:
1	[*********]	[******]	[*******]
2	[***********]	[******]	[*******]
3	[***********]	[******]	[*******]
4	[************]	[******]	[*******]
5	[**************]	[******]	[*******]
6	[***************]	[******]	[*******]

“Stop-Loss Cap Period” means the period beginning on the effective date of the Acknowledgment Agreement and terminating on the second (2nd) anniversary of the effective date of the Acknowledgment Agreement, subject to any extension of such period pursuant to the terms of the Acknowledgment Agreement as agreed by Fannie Mae in its sole and absolute discretion.

“Stop-Loss Cap Required Amount” means with respect to any Series of Notes, if applicable, the “Stop-Loss Cap Required Amount” set forth in the Indenture Supplement for such Series.

“Subject Mortgages” means all mortgage loans which are now serviced or which may later be serviced by the Servicer pursuant to the Fannie Mae Lender Contract and which are identified on Exhibit A to the Acknowledgment Agreement.

“Subordination of Interest Agreement” means the Amended and Restated Subordination of Interest Agreement, dated as of November 21, 2025, among Fannie Mae, the Issuer and PLS, as may be further amended, restated, supplemented or otherwise modified from time to time.

“Subservicer” means, with respect to any MSR, any subservicer engaged by the Servicer to subservice the Mortgage Loans related to such MSR so long as such subservicing arrangement with respect to such MSR is subject to an Eligible Subservicing Agreement.

“Subservicer Termination Event” occurs when:

(i) the Servicer has terminated the Person acting as Subservicer and has not either (a) taken over the servicing of such Mortgage Loans itself in conformity with Section 10.2(y) of the Base Indenture or (b) (i) identified a replacement within thirty (30) days that meets the criteria of an Eligible Subservicer and (ii) replaced the Subservicer with such Eligible Subservicer within sixty (60) days under an Eligible Subservicing Agreement and an agreement in form and substance similar to the Subservicer Side Letter Agreement; or

(ii) in the case of PLS, if (a) PLS ceases to be a seller/servicer approved by Fannie Mae or a lender approved by HUD, (b) PLS has been suspended as a seller/servicer by Fannie Mae or HUD on and after the date on which PLS first obtained such approval from Fannie Mae or HUD, as applicable or (c) PLS is under review or investigation outside of due course and has knowledge of imminent or future investigation outside of due course, by Fannie Mae or HUD on and after the date on which PLS became a Fannie Mae or HUD approved seller/servicer or lender, as the context may require, and the Servicer has not either (x) taken over the servicing of such Mortgage Loans itself in conformity with Section 10.2(y) of the Base Indenture or (y) (i) identified a replacement within thirty (30) days that meets the criteria of an Eligible Subservicer and (ii) replaced PLS with such Eligible Subservicer within sixty (60) days under an Eligible Subservicing Agreement and an agreement in form and substance similar to the Subservicer Side Letter Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” has the meaning assigned to such term in Section 2.09(a) of the PC Repurchase Agreement.

“Term Note” means notes of any Series or Class designated as “Term Notes” in the related Indenture Supplement.

“Term Note Series Available Funds” means, for each Series of Term Notes as of any Payment Date occurring during the Full Amortization Period, after paying any amounts owed under the priority of payments under the Base Indenture, the sum of the following:

(i)such Series’ Series Allocation Percentage of any income from Permitted Investments in the Collection and Funding Account;

(ii)such Series’ Series Allocation Percentage of all Collections on deposit in the Trust Accounts that are not Series Reserve Accounts (prior to giving effect to any payments on such Payment Date);

(iii)such Series’ Series Allocation Percentage of any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee in writing to be treated as “Available Funds” as of such Payment Date; and

(iv)such other amounts designated as Term Note Series Available Funds for the benefit of such Series of Term Notes in the related Indenture Supplement.

“Term Note Series Invested Amount” means, as of any date of determination, for any Series of Term Notes, the highest Class Invested Amount for any Class of Term Notes included in such Series of Term Notes.

“Termination Date” has the meaning set forth in Section 1 of the PC Repo Pricing Side Letter.

“Termination Fee” has the meaning as set forth in Schedule II to the Disposition Manager Agreement.

“Total Assets” means PLS’s “Total Assets” as reported in field A240 of the Mortgage Banker’s Financial Reporting Form in accordance with the requirements set forth in the Fannie Mae Lender Contract.

“Total Collections” means,

(i)With respect to any Interim Payment Date, all Collections on the Participation Certificates or Eligible Securities received during the related Collection Period and any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Total Collections” for such Interim Payment Date; and
(ii)with respect to any Payment Date, (A) all Collections on the Participation Certificates or Eligible Securities received during the related Collection Period, plus (B) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, plus (C) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Total Collections” for such Payment Date.

“Total Excess Spread Schedule” means Schedule 4 to the PC Repurchase Agreement, as updated from time to time by PLS, as Repo Seller.

“Transaction” has the meaning assigned to such term in the recitals to the PC Repurchase Agreement.

“Transaction Documents” means, collectively, the Indenture, each Note Purchase Agreement, the PC Repurchase Agreement, each VFN Repurchase Agreement, the Participation Agreements, the PC Repo Guaranty, the VFN Repo Guaranty, the Acknowledgment Agreement, the Fee Letter, the Participation Certificate Schedule, all Notes, the Trust Agreement, the Administration Agreement, each Indenture Supplement, the MSR Valuation Agent Agreement, the Disposition Management Agreement, if any, the Dedicated Account Control Agreement and each of the other documents, instruments and agreements entered into on the date hereof and thereafter in connection with any of the foregoing or the transactions contemplated thereby.

“Transaction Notice” has the meaning assigned to such term in Section 2.02 of the PC Repurchase Agreement.

“Transaction Register” has the meaning assigned to such term in Section 9.03(b) of the PC Repurchase Agreement.

“Transfer” has the meaning set forth in Section 6.5(h) of the Base Indenture.  It is expressly provided that the term “Transfer” in the context of the Notes includes, without limitation, any distribution of the Notes by (i) a corporation to its shareholders, (ii) a partnership to its partners, (iii) a limited liability company to its members, (iv) a trust to its beneficiaries or (v) any other business entity to the owners of the beneficial interests in such entity.

“Transfer/Engagement Request” means a request that Fannie Mae transfer the Servicing Rights or New Servicing Rights, as applicable, to the Indenture Trustee or a proposed new servicer.

“Transferee” has the meaning set forth in Section 9.02(a) of the PC Repurchase Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean PFSI ISSUER TRUST – FMSR, the Delaware statutory trust established pursuant to the Original Trust Agreement and the Certificate of Trust and continued hereby which shall carry on its business operations under the name of “PFSI ISSUER TRUST – FMSR”.

“Trust Account” or “Trust Accounts” means, individually, any of the Collection and Funding Account, the Note Payment Account, the Expense Reserve Account or the Series Reserve Account and any other account required under any Indenture Supplement, if any, and collectively, all of the foregoing.

“Trust Agreement” means the trust agreement dated as of February 3 2021 (the “Original Trust Agreement”), as amended and restated by the Amended and Restated Trust Agreement, dated the Closing Date, by and between PLS and the Owner Trustee.

“Trust Certificate” means a certificate substantially in the form set forth in Exhibit A of the Trust Agreement.

“Trust Estate” means the trust estate established under this Base Indenture for the benefit of the Noteholders, which consists of the property described in the Granting Clause, to the extent not released pursuant to Section 7.1 of the Base Indenture.

“Trust Officer” means any officer of the Owner Trustee who is authorized to act for the Owner Trustee and whose name appears on a list of such officers furnished by the Owner Trustee to the Administrator and Indenture Trustee, as such list may be amended and supplemented from time to time.

“Trust Property” means the property, or interests in property, constituting the Trust Estate from time to time.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“United States and U.S.” means the United States of America.

“United States Person” means (i) A citizen or resident of the United States, (ii) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any one of the states thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

“U.S. Anti-Money Laundering Laws” has the meaning set forth in Section 10.1(i) of the Base Indenture.

“USDA” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture, or any successor.

“USDA Loan” means a Mortgage Loan which is guaranteed by USDA, as evidenced by a USDA Loan Guarantee Document.

“USDA Loan Guarantee Document” means a loan guarantee document issued by USDA in accordance with 7 CFR § 3555.107.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act.

“Variable Funding Note” or “VFN” means any Note of a Series or Class designated as “Variable Funding Notes” in the related Indenture Supplement.

“VFN Draw” means, for any Funding Date, the amount to be borrowed on such date in relation to any VFNs pursuant to Section 4.3(b) of the Base Indenture.

“VFN Draw Date” means any Funding Date on which a VFN Draw is to be made pursuant to Section 4.3(b) of the Base Indenture.

“VFN Funding Source” means, with respect to a VFN that is not subject to a repurchase agreement, the VFN Noteholder; with respect to a VFN that is subject to a repurchase agreement, the party that is the Repo Seller under such repurchase agreement.

“VFN Indenture Supplement” means, the Series 2021-MSRVF1 Indenture Supplement, the Series 2024-MSRVF1 Indenture Supplement, the 2025-MSRVF1 Indenture Supplement or any other Indenture Supplement entered into pursuant to the Base Indenture with respect to the issuance of a Series of Variable Funding Notes.

“VFN Noteholder” means the Noteholder of a VFN.

“VFN Note Balance Adjustment Request” has the meaning set forth in Section 4.3(b)(i) of the Base Indenture.

“VFN Principal Balance” means, any date, for any VFN or for any Series or Class of VFNs, as the context requires, the Note Balance thereof as of the opening of business on the first day of the then-current Interest Accrual Period for such Series or Class minus all amounts previously paid during such Interest Accrual Period on such Note with respect to principal including any Additional Note Payments paid (or deemed paid) by the owner of the Owner Trust Certificate pursuant to Sections 4.4(b) or 4.5(e) of the Base Indenture plus the amount of any increase in the Note Balance of such Note during such Interest Accrual Period prior to such date, which amount shall not exceed the Maximum VFN Principal Balance.

“VFN Repo Buyer” has the meaning set forth in the related VFN Indenture Supplement.

“VFN Repo Guaranty” has the meaning set forth in the related VFN Repurchase Agreement.

“VFN Repurchase Agreement” means, the Series 2021-MSRVF1 Repurchase Agreement, the Series 2024-MSRVF1 Repurchase Agreement, the Series 2025-MSRVF1 Repurchase Agreement and any other repurchase agreement entered into by the Servicer in order to finance VFNs issued pursuant to the Base Indenture.

“VFN Series Available Funds” means, for each Series of VFNs as of any Payment Date occurring during the Full Amortization Period, after paying any amounts owed under the priority of payments under the Base Indenture, the sum of the following:

(i)such Series’ Series Allocation Percentage of any income from Permitted Investments in the Collection and Funding Account;

(ii)such Series’ Series Allocation Percentage of all Collections on deposit in the Trust Accounts that are not Series Reserve Accounts (prior to giving effect to any payments on such Payment Date);

(iii)such Series’ Series Allocation Percentage of any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee in writing to be treated as “Available Funds” as of such Payment Date; and

(iv)such other amounts designated as VFN Series Available Funds for the benefit of such Series of VFNs in the related Indenture Supplement.

“VFN Series Invested Amount” means, as of any date of determination, for any Series of VFNs, the highest Class Invested Amount for any Class of VFNs included in such Series of VFNs.

“Voting Interests” means the aggregate voting power evidenced by the Notes, and each Outstanding Note’s Voting Interest within its Series equals the percentage equivalent of the fraction obtained by dividing that Note’s Note Balance by the aggregate Note Balance of all Outstanding Notes within such Series; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, PLS or any Person that is an Affiliate of any of the Issuer or PLS (except with respect to VFNs which have been sold by PLS or an Affiliate to a VFN Repo Buyer under a VFN Repurchase Agreement).  The Indenture Trustee shall have no liability for counting a Voting Interest of any Person that is not permitted to be so counted under the Indenture pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is the Issuer or PLS or an Affiliate of either or both of the Issuer and PLS (except with respect to VFNs which have been sold by PLS to a VFN Repo Buyer under a VFN Repurchase Agreement).

All actions, consents and votes under the terms and provisions of the Indenture (other than under any Indenture Supplement related to a specific Series) that require a certain percentage of Voting Interests of all Series or any specified Series of Notes, such as the Series Required Noteholders of Series of Notes that are Variable Funding Notes or the Series Required Noteholders of each Series, as opposed to the Majority Noteholders of all Outstanding Notes shall be deemed by each of the Issuer, the Indenture Trustee, the Administrator, the Servicer, the Administrative Agent and the Noteholders to require such designated percentage of Voting Interests of each Outstanding Series and, in the event any one specified Series fails to provide the required percentage of Voting Interests with respect to any such action, consent or vote, then such action, consent or vote shall be deemed by the Issuer, the Indenture Trustee, the Administrator, the Servicer, the Administrative Agent and the Noteholders to be not approved.

“Weighted Average Advance Rate” means, on any date of determination, with respect to all Outstanding Series of Variable Funding Notes, a percentage equal to the weighted average of the Advance Rates for each Series of Variable Funding Notes then Outstanding (weighted based on the VFN Series Invested Amount of each Series of Variable Funding Notes on such date).  With respect to a specific Series of Variable Funding Notes, the “Weighted Average Advance Rate” shall equal the Advance Rate with respect to the Class within such Series of Variable Funding Notes with the highest Advance Rates.

“WSFS” means Wilmington Savings Fund Society, FSB.